                                                                    EXHIBIT 4.21


================================================================================


                                  $200,000,000

                     16% Senior Subordinated Notes due 2003



                                    INDENTURE

                                     between

                       TRANSAMERICAN REFINING CORPORATION,

                                    as Issuer

                                       and

                            First Union National Bank

                                   as Trustee


                          Dated as of December 30, 1997


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                      INDENTURE
SECTION                                                                                     SECTION
-------                                                                                    ---------

310(a)(1)...............................................................................      7.10
      (a)(2)............................................................................      7.10
      (a)(3)............................................................................      N.A.
      (a)(4)............................................................................      N.A.
      (a)(5)............................................................................      7.10
      (b)  .............................................................................      7.08; 7.10
      (c)  .............................................................................      N.A.
311(a)     .............................................................................      7.11
      (b)  .............................................................................      7.11
      (c)  .............................................................................      N.A.
312(a)     .............................................................................      2.05
      (b)  .............................................................................      13.03
      (c)  .............................................................................      13.03
313(a)     .............................................................................      7.06
      (b)(1)............................................................................      7.06
      (b)(2)............................................................................      7.06
      (c)  .............................................................................      7.06; 13.02
      (d)  .............................................................................      7.06
314(a)     .............................................................................      4.08; 13.02
      (b)  .............................................................................      12.03(b)
      (c)(1)............................................................................      2.02; 7.02;
                                                                                              13.04
      (c)(2)............................................................................      7.02; 13.04
      (c)(3)............................................................................      N.A.
      (d)   ............................................................................      12.03(b);
                                                                                              12.04(b)
      (e)  .............................................................................      13.05
      (f)  .............................................................................      N.A.
315(a)     .............................................................................      7.01(b)
      (b)  .............................................................................      7.05; 13.02
      (c)  .............................................................................      7.01(a)
      (d)  .............................................................................      6.11; 7.01(c)
      (e)  .............................................................................      6.13
316(a)(last sentence)...................................................................      2.09
      (a)(1)(A).........................................................................      6.11
      (a)(1)(B).........................................................................      6.12
      (a)(2)............................................................................      N.A.
      (b)  .............................................................................      6.12; 6.08
      (c)  .............................................................................      10.05
317(a)(1)...............................................................................      6.03
      (a)(2)............................................................................      6.04
      (b)  .............................................................................      2.04
318(a)     .............................................................................      13.01


--------------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----
ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE......................................................1
              Section 1.1       Definitions...................................................................1
              Section 1.2       Incorporation by Reference of TIA............................................22
              Section 1.3       Rules of Construction........................................................23

ARTICLE II    THE NOTES......................................................................................23
              Section 2.1       Form and Dating..............................................................23
              Section 2.2       Execution and Authentication.................................................24
              Section 2.3       Registrar and Paying Agent...................................................25
              Section 2.4       Paying Agent to Hold Assets in Trust.........................................25
              Section 2.5       Noteholder Lists.............................................................25
              Section 2.6       Transfer and Exchange........................................................25
              Section 2.7       Replacement Notes............................................................29
              Section 2.8       Outstanding Notes............................................................29
              Section 2.9       Treasury Notes...............................................................29
              Section 2.10      Temporary Notes..............................................................29
              Section 2.11      Cancellation.................................................................30
              Section 2.12      Defaulted Interest...........................................................30
              Section 2.13      Computation of Interest......................................................31
              Section 2.14      Legends......................................................................31
              Section 2.15      Separation of Notes and Warrants.............................................32

ARTICLE III   REDEMPTION.....................................................................................32
              Section 3.1       Right of Redemption..........................................................32
              Section 3.2       Notices to Trustee...........................................................32
              Section 3.3       Selection of Notes to Be Redeemed............................................32
              Section 3.4       Notice of Redemption.........................................................33
              Section 3.5       Effect of Notice of Redemption...............................................34
              Section 3.6       Deposit of Redemption Price..................................................34
              Section 3.7       Notes Redeemed in Part.......................................................34

ARTICLE IV    COVENANTS......................................................................................35
              Section 4.1       Payment of Notes.............................................................35
              Section 4.2       Maintenance of Office or Agency..............................................35
              Section 4.3       Limitation on Restricted Payments............................................35
              Section 4.4       Corporate Existence..........................................................36
              Section 4.5       Payment of Taxes and Other Claims............................................36
              Section 4.6       Maintenance of Properties and Insurance......................................36
              Section 4.7       Compliance Certificate; Notice of Default....................................37
              Section 4.8       SEC Reports..................................................................37
              Section 4.9       Limitation on Status as Investment Company
                                or Public Utility Company....................................................38
              Section 4.10      Limitation on Transactions with Related Persons..............................38



              Section 4.11      Limitation on Incurrences of Additional Debt
                                and Issuances of Disqualified Capital Stock..................................39
              Section 4.12      Limitations on Restricting Subsidiary Dividends..............................41
              Section 4.13      Liens........................................................................41
              Section 4.14      Limitation on Asset Sales....................................................42
              Section 4.15      Waiver of Stay, Extension or Usury Laws......................................44
              Section 4.16      Guarantee by Subsidiaries....................................................45
              Section 4.17      Intentionally Omitted........................................................46
              Section 4.18      Limitations on Line of Business..............................................46
              Section 4.19      Separate Existence and Formalities...........................................46
              Section 4.20      Accounts Receivable Subsidiary...............................................46
              Section 4.21      Limitation on Ranking of Future Debt.........................................47
              Section 4.22      Maintenance of Interest Reserve Account......................................47
              Section 4.23      Restriction on Sale and Issuance of Subsidiary Stock.........................49
              Section 4.24      [Intentionally Omitted]......................................................49

ARTICLE V     SUCCESSOR CORPORATION..........................................................................49
              Section 5.1       When the Company May Merge, Etc..............................................49
              Section 5.2       Successor Corporation Substituted............................................50

ARTICLE VI    EVENTS OF DEFAULT AND REMEDIES.................................................................51
              Section 6.1       Events of Default............................................................51
              Section 6.2       Acceleration of Maturity Date; Rescission and Annulment......................52
              Section 6.3       Collection of Indebtedness and Suits for Enforcement by Trustee..............53
              Section 6.4       Trustee May File Proofs of Claim.............................................54
              Section 6.5       Trustee May Enforce Claims Without Possession of Notes.......................54
              Section 6.6       Priorities...................................................................55
              Section 6.7       Limitation on Suits..........................................................55
              Section 6.8       Unconditional Right of Holders to Receive Principal,
                                Premium and Interest.........................................................55
              Section 6.9       Rights and Remedies Cumulative...............................................56
              Section 6.10      Delay or Omission Not Waiver.................................................56
              Section 6.11      Control by Holders...........................................................56
              Section 6.12      Waiver of Past Default.......................................................56
              Section 6.13      Undertaking for Costs........................................................56
              Section 6.14      Restoration of Rights and Remedies...........................................57

ARTICLE VII   TRUSTEE........................................................................................57
              Section 7.1       Duties of Trustee............................................................57
              Section 7.2       Rights of Trustee............................................................58
              Section 7.3       Individual Rights of Trustee.................................................59
              Section 7.4       Trustee's Disclaimer.........................................................59
              Section 7.5       Notice of Default............................................................59
              Section 7.6       Reports by Trustee to Holders................................................59
              Section 7.7       Compensation and Indemnity...................................................59
              Section 7.8       Replacement of Trustee.......................................................60
              Section 7.9       Successor Trustee by Merger, Etc.............................................61
              Section 7.10      Eligibility; Disqualification................................................61



                  Section 7.11      Preferential Collection of Claims against Company............................61
                  Section 7.12      No Bond......................................................................61
                  Section 7.13      Condition to Action..........................................................61
                  Section 7.14      Investment...................................................................61

ARTICLE VIII      SATISFACTION AND DISCHARGE.....................................................................61
                  Section 8.1       Satisfaction, Discharge of the Indenture and
                                    Defeasance of the Notes......................................................61
                  Section 8.2       Termination of Obligations Upon Cancellation of the Notes....................63
                  Section 8.3       Survival of Certain Obligations..............................................63
                  Section 8.4       Acknowledgment of Discharge by Trustee.......................................63
                  Section 8.5       Application of Trust Assets..................................................63
                  Section 8.6       Repayment to the Company.....................................................63
                  Section 8.7       Reinstatement................................................................64

ARTICLE IX        AMENDMENTS, SUPPLEMENTS AND WAIVERS............................................................64
                  Section 9.1       Supplemental Indentures Without Consent of Holders...........................64
                  Section 9.2       Amendments, Supplemental Indentures and Waivers
                                    with Consent of Holders......................................................64
                  Section 9.3       Compliance with TIA..........................................................66
                  Section 9.4       Revocation and Effect of Consents............................................66
                  Section 9.5       Notation on or Exchange of Notes.............................................66
                  Section 9.6       Trustee to Sign Amendments, Etc..............................................66

ARTICLE X         MEETINGS OF NOTEHOLDERS........................................................................67
                  Section 10.1      Purposes for Which Meetings May Be Called....................................67
                  Section 10.2      Manner of Calling Meetings...................................................67
                  Section 10.3      Call of Meetings by Company or Holders.......................................67
                  Section 10.4      Who May Attend and Vote at Meetings..........................................68
                  Section 10.5      Regulations May Be Made by Trustee; Conduct
                                    of the Meeting; Voting Rights; Adjournment...................................68
                  Section 10.6      Voting at the Meeting and Record to Be Kept..................................68
                  Section 10.7      Exercise of Rights of Trustee or Noteholders May
                                    Not Be Hindered or Delayed by Call of Meeting................................69

ARTICLE XI        RIGHT TO REQUIRE REPURCHASE....................................................................69
                  Section 11.1      Repurchase of Notes at Option of the Holder
                                    Upon Change of Control.......................................................69

ARTICLE XII       SUBORDINATION..................................................................................71
                  Section 12.1      Notes Subordinated to Senior Indebtedness....................................71
                  Section 12.2      No Payment on Securities in Certain Circumstances............................71
                  Section 12.3      Notes Subordinated to Prior Payment of All Senior
                                    Debt on Dissolution, Liquidation or Reorganization...........................72
                  Section 12.4      Securityholders to Be Subrogated to Rights of Holders
                                    of Senior Debt...............................................................72
                  Section 12.5      Obligations of the Company Unconditional.....................................73
                  Section 12.6      Trustee Entitled to Assume Payments Not Prohibited



                                    in Absence of Notice.........................................................73
                  Section 12.7      Application by Trustee of Assets Deposited with It...........................73
                  Section 12.8      Subordination Rights Not Impaired by Acts or Omissions
                                    of the Company or Holders of Senior Debt.....................................74
                  Section 12.9      Holders of Notes Authorize Trustee to Effectuate
                                    Subordination of Securities..................................................74
                  Section 12.10     Right of Trustee to Hold Senior Debt.........................................74
                  Section 12.11     Article XII Not to Prevent Events of Default.................................75
                  Section 12.12     No Fiduciary Duty of Trustee to Holders of Senior Debt.......................75

ARTICLE XIII      MISCELLANEOUS..................................................................................75
                  Section 13.1      TIA Controls.................................................................75
                  Section 13.2      Notices......................................................................75
                  Section 13.3      Communications by Holders with Other Holders.................................76
                  Section 13.4      Certificate and Opinion as to Conditions Precedent...........................76
                  Section 13.5      Statements Required in Certificate or Opinion................................76
                  Section 13.6      Rules by Trustee, Paying Agent, Registrar....................................76
                  Section 13.7      Legal Holidays...............................................................77
                  Section 13.8      Governing Law................................................................77
                  Section 13.9      No Adverse Interpretation of Other Agreements................................77
                  Section 13.10     No Recourse against Others...................................................77
                  Section 13.11     Successors...................................................................77
                  Section 13.12     Duplicate Originals..........................................................77
                  Section 13.13     Severability.................................................................77
                  Section 13.14     Table of Contents, Headings, Etc.............................................78

SIGNATURES.......................................................................................................79

EXHIBITS

         Exhibit A       -          Form of Note
         Exhibit B       -          Form of Unit
         Exhibit C       -          Certificate of Transferor


Note:    This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE, dated as of December 30, 1997, among TRANSAMERICAN REFINING CORPORATION, a Texas corporation (the "Company"), and FIRST UNION NATIONAL BANK, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 16% Senior Subordinated Notes due 2003:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1  Definitions.

         "Accounts Receivable Subsidiary" means a subsidiary of TEC designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of the Company.

         "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

         "Adjusted Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Adjusted Net Assets" of a Guarantor means the lesser of (a) the amount by which the Guarantor's property, at a fair valuation, exceeds the sum of its debts (including unliquidated or contingent debts), (b) the amount by which the present fair salable value of the Guarantor's assets exceeds the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (c) the amount by which the Guarantor's assets exceed the maximum amount that would constitute unreasonably small capital for its business or (d) the amount by which the Guarantor's assets exceed the amount that such Guarantor should reasonably retain to pay its debts (including unliquidated or contingent debts) as they mature.

         "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director or controlling shareholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 5% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (regardless of whether presently exercisable).

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Alkylation Unit" means the alkylation unit being constructed as part of the Capital Improvement Program.

         "Appraisal" means, when used with respect to the valuation of any property, an appraisal prepared by an Appraiser as to the Appraised Value of such property.

         "Appraised Value" means, with respect to any property at any date, the then current fair market value of such property as set forth in the most recent Appraisal.

         "Appraiser" means an independent appraiser of national recognition qualified to appraise the property appraised.

         "Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition (including through damage or destruction for which Insurance Proceeds are paid or by condemnation), in one transaction or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired; provided, however, that "Asset Sale" shall not include (i) any disposition of Receivables, Inventory or Equipment, or (ii) any pledge or disposition of assets (if such pledge or disposition would otherwise constitute an Asset Sale) to the extent and only to the extent that it results in the creation of a Permitted Lien.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of interest borne by the Notes) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

         "Capital Improvement Program" means the expansion and improvement program at the Company as described in the Registration Statement on Form S-4, as amended, of TEC under the heading "Business of TARC--Capital Improvement Program" and including both Phase I and Phase II.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership.

         "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "cash" means U.S. Legal Tender.

         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-1," "A-1" or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc., respectively, and in each case maturing within one year after the date of acquisition, (f) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e), (g) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (c) above or an Eligible Institution, provided that such deposits and certificates support bonds, letters of credit and other similar types of obligations incurred in the ordinary course of business, (h) deposits, including deposits denominated in foreign currency, with any Eligible Institution; provided that all such deposits do not exceed $10,000,000 in the aggregate at any one time, and (i) demand or fully insured time deposits used in the ordinary course of business with commercial banks insured by the Federal Deposit Insurance Corporation.

         "CATOFIN(R) Unit" means certain real property currently owned by the Company as more specifically defined in the security documents relating to the TEC Notes, together with all personal property of the Company now or hereinafter located on such real property but only to the extent that such property is part of a refining unit designed to produce propane and butane mono-olefins using the CATOFIN(R) process.

         "Change of Control" means (i) the liquidation or dissolution of, or the adoption of a plan of liquidation by, the Company, or (ii) any transaction, event or circumstance pursuant to which any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than John R. Stanley (or his heirs, his estate, or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his Subsidiaries or the TEC Indenture Trustee, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable), directly or indirectly, of more than 50%, on a fully diluted basis, of the total voting power of the Company's then outstanding Voting Stock unless, at the time of the occurrence of an event specified in clauses (i) or (ii), the Notes have a current rating issued by a Rating Agency; provided, however, that if, at any time within the period commencing on the date that is immediately prior to the date of the first public announcement of such event and ending on, but not including, the date that is 90 days after occurrence of such event (which period shall be deemed to be extended so long as prior to the end of such 90-days period and continuing thereafter the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either (a) the Notes are downgraded by either Rating Agency to a rating at least one gradation (including a change within rating categories, e.g., a decline in rating from BB+ to BB, or from B to B--) below that which existed on the date immediately prior to the date of the first public announcement of such an event, or (b) either Rating Agency withdraws its rating of the Notes, then, in either case, such event shall be a "Change of Control."

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Common Stock" means the Company's common stock, $0.01 par value.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Consolidated EBITDA" of any Person for any period, unless otherwise defined herein, means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, depletion, and amortization of such Person and its consolidated Subsidiaries for such period and (iii) Consolidated Fixed Charges of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of Disqualified Capital Stock or the retirement of any Debt or Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period, (ii) dividend requirements of such Person and its consolidated Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Preferred Stock paid, accrued, or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation and (iii) fees paid, accrued, or scheduled to be paid or accrued during such period by such Person and its Subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined effective Federal, state, local, and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period in respect of all Debt of such Person and its consolidated Subsidiaries (including (i) amortization of deferred financing costs and original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and (iii) all commissions, discounts, other fees, and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, in each case to the extent attributable to such period but excluding any interest accrued on intercompany payables for taxes to the extent the liability for such taxes has been assumed by TransAmerican pursuant to the Tax Allocation Agreement) determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Debt represented by the guarantee by such Person or a Subsidiary of such Person other than with respect to Debt of such Person or a Subsidiary of such Person shall be deemed to be the interest expense attributable to the item guaranteed.

         "Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, other than a consolidated Subsidiary, in which such Person or any of its consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a consolidated Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Consolidated Net Tangible Assets" means, as of any date, the total assets of the Company and its Subsidiaries on a consolidated basis as of such date (less applicable reserves and other items properly deductible from total assets) and after deduction therefrom: (i) total liabilities and total capital items as of such date except the following: items constituting Debt, paid-in-capital and retained earnings, provisions for deferred income taxes and deferred gains, and reserves which are not reserves for any contingencies not allocated to any particular purpose; (ii) good will, trade names, trademarks, patents, unamortized debt discount and expense, and other intangible assets; and
(iii) all Investments other than Permitted Investments.

         "Construction Supervisor" means Baker & O'Brien, Inc., as construction supervisor of the Capital Improvement Program or any successor construction supervisor appointed pursuant to the Disbursement Agreement.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt" means, with respect to any Person, without duplication (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit, (c) representing the deferred and unpaid balance of the purchase price of any property acquired by such Person or services received by such Person, other than long-term service contracts or supply contracts which require minimum periodic payments and other than any such balance that represents an account payable or other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the Incurrence thereof, which account is not overdue by more than 150 days, unless such account payable is being contested in good faith or has been extended, (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (e) for the payment of money relating to a Capitalized Lease Obligation or (f) the Attributable Debt associated with any Sale and Leaseback Transaction; (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability) other than for endorsements, with recourse, of negotiable instruments in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through (iv) regardless of whether between or among the same parties.

         "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, and that do not include the information called for by footnotes 1 and 2 thereof.

         "Delayed Coking Unit" means the delayed coking unit being constructed as part of the Capital Improvement Program.

         "Depository" means the Person specified in Section 2.3 hereof as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disbursement Agreement" means the Disbursement Agreement, among TEC, the Company, the disbursement agent named therein and the Construction Supervisor, as amended pursuant to the terms thereof.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to June 30, 2003.

         "DTC" means The Depository Trust Company.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 and that is rated "A" (or higher) according to Moody's Investors Service, Inc. or Standard & Poor's Corporation, Inc. at the time as of which any investment or rollover therein is made.

         "Equipment" means and includes all of the Company's or any of its Subsidiaries' now owned or hereafter acquired Vehicles, rolling stock and related equipment and other assets accounted for as equipment by such Person in its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Equity Offering" of any Person means any Public Equity Offering or any private placement of any Capital Stock of such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

         "Expense Reimbursement Agreement" means an express reimbursement agreement pursuant to which the Company will reimburse certain expenses of TEC, including, without limitation, registration expenses under state and federal securities laws, franchise taxes, directors' fees and litigation support expenses.

         "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the audited financial statements of the Company included in the Offering Circular.

         "Gas Purchase Agreement" means the Interruptible Gas Sales Terms and Conditions between the Company and TransTexas, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not adverse to the holders of the Notes in any material respect.

         "Global Note" means a Note in the form of the Note attached hereto as Exhibit A and that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2.

         "Guarantor" means each of the Company's future Subsidiaries that becomes a guarantor of the Notes and the Company's obligations under this Indenture in compliance with the provisions of this Indenture.

         "Guarantor Senior Debt" means all Debt of a Guarantor created, incurred, assumed or guaranteed by any Guarantor (and all renewals, extensions, increases or refundings thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Debt, and including any Post-Commencement Amounts), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Guarantee. Notwithstanding the foregoing, Guarantor Senior Debt does not include any Debt of the Guarantor to the Company or any Subsidiary or any Unrestricted Subsidiary.

         "HDS Unit" means the hydrodesulfurization unit being constructed as part of the Capital Improvement Program.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Hydrocarbons" means oil, natural gas, condensate, and natural gas liquids.

         "Incur" shall have the meaning specified in Section 4.11.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Insurance Proceeds" means the interest in and to all proceeds (net of costs of collection, including attorney's fees) which now or hereafter may be paid under any insurance policies now or hereafter obtained by or on behalf of the Company, TARC, TransTexas, or any Guarantor in connection with any assets thereof, together with interest payable thereon and the right to collect and receive the same, including, without limitation, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to such assets.

         "Intercompany Loan Redemption" means the redemption by the Company of all or a portion of the principal amount then outstanding under the TARC Intercompany Loan together with all accrued and unpaid interest, if any, to and including the redemption date.

         "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

         "Inventory" means and includes feedstocks, refined products, chemicals and catalysts, other supplies and storeroom items and similar items accounted for as inventory by the Company on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Investment" by any Person in any other Person means (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or
(e) the making of any capital contribution by such Person to such other Person.

         "Investment Grade Rating" means, with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or if the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "Junior Security" means any Qualified Capital Stock and any Debt of the Company or a Guarantor, as applicable, that is subordinated in right of payment to the Notes or the Guarantees, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

         "Legal Holiday" shall have the meaning provided in Section 13.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Liquidated Damages" has the meaning provided in the Registration Rights Agreement relating to the Notes.

         "Material Subsidiary" means any Subsidiary of the Company which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Reg. ss. 230.405 promulgated pursuant to the Securities Act as in effect on the Issue Date, assuming the Company is the "registrant" referred to in such definition, except that the 10% amounts referred to in such definition shall be deemed to be 5%.

         "Maturity Date," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date, Purchase Date or by declaration of acceleration, call for redemption or otherwise.

         "Mechanical Completion" means with respect to the Capital Improvement Program, Phase I, Phase II or any specified unit or component thereof, sufficient completion of the construction of the Capital Improvement Program, Phase I, Phase II or any specified unit or component, as the case may be, in accordance with the Plans, so that the Capital Improvement Program, Phase I, Phase II or such unit or component, as the case may be, can be operated for its intended purpose.

         "Naphtha Pretreater" means the naphtha pretreater being constructed as part of the Capital Improvement Program.

         "Net Cash Proceeds" means, with respect to any Asset Sale of any Person, an amount equal to the cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale, and in each case net of all Debt secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale to prevent a default or event of default under Senior Debt or by applicable law, be repaid out of the proceeds from such Asset Sale and that is actually so repaid.

         "Net Debt" of a Person means such Person's outstanding Debt to the extent recorded in accordance with GAAP, less cash and Cash Equivalents of such Person, in each case as measured on a consolidated basis and as of the last day of the measuring period.

         "Net Proceeds" means (a) in the case of any sale by a Person of Qualified Capital Stock, the aggregate net cash proceeds received by such Person from the sale of Qualified Capital Stock (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Debt of such Person for or into shares of Qualified Capital Stock of such Person, the net book value of such outstanding securities as adjusted on the books of such Person or Debt of such Person to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Debt or securities to such Person upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Debt or securities and (ii) all other expenses incurred by such Person in connection therewith, in each case, insofar as such payments or expenses are incident to such exchange, exercise, conversion, or surrender).

         "Net Working Capital" of any Person means (i) all current assets of such Person and its consolidated Subsidiaries, minus (ii) all current liabilities of such Person and its consolidated Subsidiaries other than the current portion of long term Debt, each item to be determined in conformity with GAAP.

         "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of such Person and its Subsidiaries (which shall be as of a date not more than 105 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock (not otherwise deducted from stockholder's equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Subsidiaries, each item to be determined in conformity with GAAP.

         "NNM" means the Nasdaq National Market.

         "Non-Recourse Debt" of any Accounts Receivable Subsidiary means Debt of such Accounts Receivable Subsidiary that (a) is not guaranteed by the Company or any of its Subsidiaries (other than a guaranty by the Company limited in recourse to the stock of the Accounts Receivable Subsidiary), (b) is not recourse to and does not obligate the Company or any of its Subsidiaries (other than as described in clause (a) above), and (c) does not subject any assets of the Company (other than Capital Stock of such Accounts Receivable Subsidiary) or any of its Subsidiaries, to the payment thereof.

         "Noteholder" means the Person in whose name a Note is registered on the Registrar's book.

         "Note Redemption" means a redemption of Notes by the Company pursuant to the redemption provisions of this Indenture.

         "Note Repurchase" means a purchase of Notes by the Company, other than pursuant to a Note Redemption or a Change of Control Offer; provided that all Notes purchased are delivered to the Trustee for cancellation promptly upon their receipt by the Company.

         "Notes" means the 16% Series A Senior Subordinated Notes due 2003 and the 16% Series B Senior Subordinated Notes due 2003, in each case as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "NYSE" means the New York Stock Exchange.

         "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or any Guarantor under the Notes or the Indenture, including any liquidated damages pursuant to the registration rights agreement relating to the Notes.

         "Offer Price" shall have the meaning specified in Section 4.14.

         "Offer to Purchase" means any offer made by the Company to Holders of the Securities required by Section 4.14."

         "Offering Circular" means the offering circular dated as of December 23, 1997 pursuant to which the Notes were offered.

         "Office Leases" means the existing leases of office space at 1300 North Sam Houston Parkway East, Houston, Texas 77032-2949.

         "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

         "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

         "Old TARC Warrants" means the Common Stock Purchase Warrants of the Company issued on February 23, 1995.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

         "Pari Passu Debt" means any other Debt of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the TARC Entities as part of their normal business operations as a risk-management strategy or hedge against adverse changes in the prices of natural gas, feedstock or refined products; provided, that at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.

         "Permitted Investment" means, when used with reference to the Company or its Subsidiaries, (i) trade credit extended to persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by the Company or its wholly owned Subsidiaries in wholly owned Subsidiaries of the Company that are engaged in a Related Business; (iv) Swap Obligations; (v) the receipt of Capital Stock in lieu of cash in connection with the settlement of litigation; (vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $3 million in the aggregate outstanding at any time; (vii) margin deposits in connection with Permitted Hedging Transactions; (viii) an Investment in one or more Unrestricted Subsidiaries of the Company in an aggregate amount not in excess of $10,000,000 (net of returns on investment) plus the assets comprising the CATOFIN(R) Unit owned by the Company as of the date hereof, less the amount of any Unrestricted Non-Recourse Debt outstanding of the Company or any of its Subsidiaries; (ix) deposits permitted by the definition of Permitted Liens or any extension, renewal, or replacement of any of them, (x) Investments in Accounts Receivables Notes by TARC in an Accounts Receivable Subsidiary in amounts not to exceed the greater of $20 million or 20% of the TARC Borrowing Base at any one time (xi) Investments by the

Company in a reincorporation subsidiary in connection with the initial capitalization thereof and not to exceed $1,000, (xii) Investments by the Company or any of its wholly owned Subsidiaries in an aggregate amount not to exceed $250,000, for the purpose of facilitating a redemption, repurchase or other retirement for value of the Old TARC Warrants or the conversion of the Old TARC Warrants into the right to receive cash, (xiii) a guaranty by a Subsidiary of the Company permitted under clause (h) of Section 4.111; (xiv) deposits permitted by of the definition of "Permitted Liens" or any extension, renewal, or replacement of any of them; (xv) other Investments not in excess of $5 million at any time outstanding, (xvi) loans made (X) to officers, directors and employees of the Company or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable and (Y) to refinance loans, together with accrued interest thereon made pursuant to this clause, in each case not in excess of $3 million in the aggregate outstanding at any one time and (xvii) money market mutual or similar funds having assets in excess of $100,000,000.

         "Permitted Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with GAAP; (c) deposits of cash or Cash Equivalents to secure (i) the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit issued to secure such performance or other obligations) in an aggregate amount outstanding at any one time not in excess of $5 million or (ii) appeal or supersedeas bonds (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) easements, servitudes, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount and which do not, in any case, materially detract from the value of the property subject thereto (as such property is used by any of the TARC Entities) or materially interfere with the ordinary conduct of the business of any of the TARC Entities including without limitation, any easement or servitude granted in connection with the financing of the Storage Assets; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) Liens securing Debt or other obligations not in excess of $3 million; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, other types of social security legislation, property insurance and liability insurance; (h) Liens on Equipment, Receivables and Inventory; (i) Liens on the assets of any entity existing at the time such assets are acquired by any of the TARC Entities, whether by merger, consolidation, purchase of assets or otherwise so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by any of the TARC Entities and (ii) do not extend to any other assets of any of the TARC Entities; (j) Liens (including extensions and renewals thereof) on real or personal property, acquired after the Issue Date ("New Property"); provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvement or construction) of the item of New Property subject thereto and such Lien is created at the time of or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost plus reasonable financing fees and other associated reasonable out-of-pocket expenses and (iii) any such Lien shall not extend to or cover any property or assets other than such item of New Property and any improvements on such New Property; (k) leases or subleases granted to others that do not materially interfere with the ordinary course of business of any of the TARC Entities, taken as a whole; (l) Liens on the assets of one of the TARC Entities in favor of another TARC Entity; (m) Liens securing reimbursement obligations with respect to letters of credit that encumber documents relating to such letters of credit and the products and proceeds thereof; provided, that, such reimbursement obligations are not matured for a period of over 60 days; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(o) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (p) Liens on cash deposits to secure reimbursement obligations with respect to letters of credit after the Delayed Coking Unit is completed; (q) Liens that secure Unrestricted Non-Recourse Debt; provided, however, that at the time of incurrence the aggregate fair market value of the assets securing such Lien (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of allowed Unrestricted Non-Recourse Debt of the Company; (r) Liens on the proceeds of any property subject to a Permitted Lien and Liens on the proceeds of any Debt Incurred in accordance with the provisions hereof, or on deposit accounts containing any such proceeds; (s) Liens imposed in connection with Debt incurred pursuant to clause (f) of Section 4.11; provided, that such liens, if not Permitted Liens, do not extend to property other than the Storage Assets, the proceeds of financing related to the Storage Assets or deposit accounts containing such proceeds; and (t) any extension, renewal or replacement of the Liens created pursuant to any of clauses (a) through (g), (i) through (s) or (u) provided that such Liens would have otherwise been permitted under such clauses, and provided further that the Liens, permitted by this clause (t) do not secure any additional Debt or encumber any additional property; (u) Liens that secure Senior Debt; and (v) Liens on any property of the Company (or any agreement to grant such Liens) securing the Notes.

         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state, or political subdivision thereof, trust, municipality, or other entity.

         "Phase I "has the meaning given to it in the Registration Statement on Form S-4, as amended, of TEC under the heading "Business of TARC--Capital Improvement Program."

         "Phase I Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase I Completion Notice") to the Company and the Disbursement Agent certifying that (a) the process units and supporting facilities included in the definition of "Phase I" have reached Mechanical Completion in accordance with the Plans, and (b) for a period of at least 15 consecutive days, the Company's refinery has sustained (i) the successful performance of the Delayed Coking Unit, the HDS Unit and the Sulfur Recovery System, (ii) an average feedstock throughput level of at least 150,000 barrels per day, and (iii) no net production of vacuum tower bottoms when using as input a combined feedstock slate with an average API Gravity of 22 degrees or less.

         "Phase II" has the meaning given to it in the Registration Statement on Form S-4, as amended, of TEC under the heading "Business of TARC--Capital Improvement Program."

         "Phase II Completion Date" means the date on which the Construction Supervisor issues a written notice (the "Phase II Completion Notice") to the Company and the Disbursement Agent certifying that (a) the process units and supporting facilities included in the definition of "Phase II" have reached Mechanical Completion in accordance with the Plans, and (b) for a period of at least 72 uninterrupted hours, the

Company's refinery has sustained (i) the successful performance of all of the Phase I facilities plus the Fluid Catalytic Cracking (FCC) Unit, the FCC Flue Gas Scrubber and the Alkylation Unit, (ii) an average feedstock throughput level of at least 180,000 barrels per day, and (iii) average production yields (measured as the liquid volume percent of feedstock throughput) of refined products with a specific gravity of gasoline or lighter of at least 40% and of middle distillates or lighter of at least 70%, when using a combined Crude Unit feedstock slate with an average API Gravity of 22 degrees or less.

         "Plans" means (a) the plans and specifications prepared by or on behalf of the Company as used in the Disbursement Agreement, which describe and show the proposed expansion and modification of the Company's refinery and (b) a budget prepared by or on behalf of the Company as used in the Disbursement Agreement.

         "Post-Commencement Amounts" means all interest and fees accrued or accruing after the commencement of any proceeding initiated under any Bankruptcy Law in accordance with and at the contract rate (including, without limitation, any non-usurious rate applicable upon default) and all premiums, expenses (including costs of collection), indemnities and other amounts that would have accrued or been incurred after the commencement of any such proceeding in any case as specified in any agreement or instrument creating, evidencing, or governing any Senior Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest, fees, premiums, expenses, indemnities or other amounts is allowed and non-avoidable as a claim in such proceeding.

         "Preferred Stock" means, with respect to any corporation, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation over shares of Capital Stock of any other class of such corporation.

         "principal amount" when used with respect to a Note means the principal amount of such Note as indicated on the face of such Note.

         "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers of Qualified Capital Stock of any Person pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

         "Publicly Traded Stock" means, with respect to any Person, Capital Stock of such Person that is registered under Section 12 of the Exchange Act and actively traded on the New York Stock Exchange or American Stock Exchange or quoted in the National Association of Securities Dealers Automated Quotation System (National Market System).

         "QIB" shall mean "qualified institutional buyer" as defined in Rule
144A.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Rating Agency" means Standard & Poor's Ratings Group (or any successor thereto) and Moody's Investors Service, Inc. (or any successor thereto) or, if either of them shall have ceased to be a "nationally recognized statistical rating organization" (as defined in Rule 436 under the Act) or shall have ceased to make publicly available a rating on any outstanding securities of any company engaged primarily in the oil and gas business, such other organization or organizations, as the case may be, then making publicly available a rating on the Notes as is selected by the Company.

         "Receivables" means and includes, as to any Person, any and all of such Person's now owned or hereafter acquired "accounts" as such term is defined in
Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

         "Record Date" means a Record Date specified in the Notes regardless of whether such Record Date is a Business Day.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the forms of Note attached hereto as Exhibit A.

         "Redemption Price" when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the forms of Note attached hereto as Exhibit A which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreements" means the Registration Rights Agreements in connection with the registration under federal securities laws of the Notes.

         "Related Business" means the business of (i) processing, blending, terminalling, storing, marketing (other than through operating retail gasoline stations), refining, or distilling crude oil, condensate, natural gas liquids, petroleum blendstocks or refined products thereof and (ii) after the Phase II Completion Date, the exploration for, acquisition of, development of, production, transportation and gathering of crude oil, natural gas, condensate and natural gas liquids from outside of the United States and retail marketing of refined petroleum products.

         "Related Person" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person, (ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such

Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

         "Restricted Investment" means any direct or indirect Investment by the Company or any Subsidiary of the Company other than a Permitted Investment.

         "Restricted Notes" means the Notes required to bear the legends set forth in Exhibit A hereto.

         "Restricted Payment" means, with respect to any Person, (i) any Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person or any Subsidiary of such Person, (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition, or defeasance, in whole or in part, of any Pari Passu Debt or Subordinated Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Pari Passu Debt or Subordinated Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of an issuer solely in shares of Qualified Capital Stock of such issuer that is at least as junior in ranking as the Capital Stock on which such dividend, distribution, or other payment is to be made, (ii) any dividend, distribution, or other payment to the Company from any of its Subsidiaries,
(iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of any Pari Passu Debt or Subordinated Debt of such Person payable solely in shares of Qualified Capital Stock of such Person,
(iv) any payments or distributions made pursuant to and in accordance with the Services Agreement, the Expense Reimbursement Agreement, the Office Leases, the Transfer Agreement or the Tax Allocation Agreement, (v) any redemption, repurchase or other retirement for value of the Old TARC Warrants by the Company, including any premium paid thereon, (vi) the redemption, purchase, retirement or other acquisition of any Debt including any premium paid thereon, with the proceeds of any refinancing Debt permitted to be incurred pursuant to clause (o) of the covenant described herein under the heading "Limitation on the Incurrences of Additional Debt and Issuances of Disqualified Capital Stock,"
(vii) the purchase by the Company of shares of Capital Stock of the Company, TransTexas or TTXD in connection with each of its employee benefit plans, including without limitation any employee stock ownership plans or any employee stock option plans, in an aggregate amount not to exceed 7% of the aggregate market value of the voting stock held by nonaffiliates of the issuer measured from the date of the first such purchase, (viii) distributions of common stock of TransTexas to TEC, and (ix) any dividend or other distribution on the Capital Stock of any Subsidiary of the Company.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

         "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Subsidiary of the Company transfers such property to a Person and leases it back from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Debt" means, all Debt of the Company, including, without limitation, the TARC Discount Notes, the TARC Mortgage Notes, the TARC Working Capital Note and the TARC Intercompany Loan, now or hereafter created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof or of any part thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including Post-Commencement Amounts), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt of the Company shall not include (i) Debt evidenced by the Notes, (ii) Debt of the Company to any Subsidiary of the Company or to any Unrestricted Subsidiary of the Company, or
(iii) any amounts payable or other Debt to trade creditors created, incurred, assumed or guaranteed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with obtaining goods or services..

         "Services Agreement" means the Services Agreement among TNGC Holdings and its Subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Note, means June 30, 2003.

         "Storage Assets" means the following assets existing or under construction in or near the Company's refinery: (i) the Prospect Road tank farm and other tanks; (ii) certain dock improvements; (iii) the dock vapor recovery system; (iv) the coke handling system; (v) the refinery waste water treatment facility; (vi) tankage for liquefied petroleum gas and (vii) the assets adjacent to the refinery purchased on September 19, 1997.

         "Subordinated Debt" means Debt of any Person that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Notes is paid in full and (ii) is subordinate and junior in right of payment to the Notes in the event of a liquidation.

         "Subsidiary" with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person; provided, however, that "Subsidiary" shall not include (i) for the purposes of the Indenture provisions "Subsidiary Guarantees," and "Limitation on Transactions with Related Persons" a joint venture an investment in which would constitute a Permitted Investment, provided that, for purposes of the covenant described herein under the heading "Limitation on Transactions with Related Persons," such investment is not with a Related Person other than solely because the party engaging in such transaction has the ability to control the Related Person under the definition of "Control" contained within the definition of Related Person or (ii) any Unrestricted Subsidiary of such Person.

         "Surviving Person" shall have the meaning specified in Section 5.1(a).

         "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt Incurred and which shall have a notional amount no greater than 105% of the principal amount of the Debt being hedged thereby, or (y) currency exchange rate fluctuations.

         "TARC" means TransAmerican Refining Corporation, a Texas corporation, and any successor corporation pursuant to the terms of the provision described under Article V.

         "TARC Borrowing Base" means, as of any date, an amount equal to the sum of (a) 90% of the book value of all accounts receivable owned by the Company and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less (without duplication) the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 85% of the current market value of all inventory owned by the Company and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Company may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TARC Borrowing Base.

         "TARC Discount Notes" means the Guaranteed First Mortgage Discount Notes due 2002 issued by TARC and guaranteed by TEC.

         "TARC Entities" means TARC and each of its Subsidiaries.

         "TARC Intercompany Loan" means the senior secured promissory note from the Company to TEC in the fully accreted principal amount of $920,000,000 upon substantially the terms described in the Registration Statement on Form S-4, as amended, of TEC under the heading "Description of Existing Indebtedness--TARC Intercompany Loan."

         "TARC Mortgage Notes" means the Guaranteed First Mortgage Notes due 2002 issued by TARC and guaranteed by TEC.

         "TARC Working Capital Note" means the promissory note from the Company to TEC dated as of July 31, 1997.

         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of August 24, 1993, among TNGC Holdings Corporation, the Company , TEC and other subsidiaries of TNGC Holdings Corporation as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "TEC" means TransAmerican Energy Corporation, a Delaware corporation.

         "TEC Indenture" means the indenture, dated as of June 13, 1997, by and between TEC and Firstar Bank of Minnesota, N.A., as trustee, relating to the TEC Notes.

         "TEC Indenture Trustee" means the trustee under TEC Indenture.

         "TEC Notes" means TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002, issued pursuant to the TEC Indenture.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

         "Trading Day" means any day on which the securities in question are quoted on the NYSE, or if such securities are not approved for listing on the NYSE, on the principal national securities market or exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities market or exchange, on the NNM.

         "TransAmerican" means TransAmerican Natural Gas Corporation, a Texas corporation.

         "Transfer Agreement" means the Transfer Agreement, dated as of August 24, 1993, among TransAmerican, TransTexas Transmission Corporation, and John R. Stanley, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the holders of the Notes.

         "TransTexas" means TransTexas Gas Corporation, a Delaware corporation.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "TTXD" means TransTexas Drilling Services, Inc., a Delaware corporation or a newly formed corporation which is initially a wholly owned Subsidiary of TransTexas formed for the purpose of receiving certain drilling assets of TransTexas.

         "Units" means the Units consisting of $175,000,000 aggregate principal amount of Notes and 2,335,245 Warrants, issued by the Company. Each Unit consists of one Note in the principal amount of $1000 and one Warrant to purchase 13.344257 shares of the Company's common stock, par value $.01 per share.

         "Unrestricted Non-Recourse Debt" of the Company or any of its Subsidiaries means (i) Debt of such Person that is secured solely (other than with respect to clause (ii) below) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to clause (ii) below) against such Person or any of its assets other than against such stock (and the dollar amount of any Debt of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of the Indenture) and (ii) guarantees of the Debt of Unrestricted Subsidiaries of such Person; provided, that the aggregate of all Debt of such Person Incurred and outstanding pursuant to clause (ii) of this definition, together with all Permitted Investments (net of any return on such Investment) in Unrestricted Subsidiaries of such Person, does not exceed 20% of TARC's Consolidated EBITDA since the Phase II

Completion Date in the case of TARC plus in the case of clause (ii) of this definition of Unrestricted Non-Recourse Debt, Restricted Payments permitted to be made pursuant to Section 4.3.

         "Unrestricted Subsidiary" of any Person means any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary" be a Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply: (i) neither such Person nor any of its other Subsidiaries provides credit support of any Debt of such Other Person (including any undertaking, agreement or instrument evidencing such Debt), other than Unrestricted Non-Recourse Debt; (ii) such Other Person is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Debt; (iii) neither such Person nor any of its Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by the provisions described under Section 4.3 and (iv) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by delivering to the Trustee a resolution thereof giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of any Person may designate any Unrestricted Subsidiary of such Person as a Subsidiary of such Person; provided, that, (a) if the Unrestricted Subsidiary has any Debt outstanding or is otherwise liable for any Debt or has a negative Net Worth, then immediately after giving pro forma effect to such designation, such Person could incur at least $1.00 of additional Debt pursuant to the provisions described under Section 4.11 (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of Debt), (b) all Debt of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Person on the date such Unrestricted Subsidiary becomes a Subsidiary, and (c) no Default or Event of Default would occur or be continuing after giving effect to such designation. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of the Indenture.

         "Unrestricted Subsidiary Debt" means, as to any Unrestricted Subsidiary of any Person, Debt of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), unless such liability constitutes Unrestricted Non-Recourse Debt and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (other than the Company or any Subsidiary of the Company) of any Debt of such Person or any Subsidiary of such Person to declare, a default on such Debt of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity, unless, in the case of this clause (ii), such Debt constitutes Unrestricted Non-Recourse Debt.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Value" means, as of any date, the outstanding principal amount of the Notes, plus all accrued and unpaid interest thereon.

         "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

         "Voting Stock" means Capital Stock of a Person having generally the right to vote in the election of directors of such Person.

         "Warrant" means any one of the warrants to purchase shares of Common Stock issued by the Company pursuant to the Warrant Agreement, other than the warrants issued by the Company to Jefferies & Company, Inc. pursuant to the Solicitation Agent Agreement, dated as of December 22, 1997, among the Company, TEC and Jefferies & Company, Inc.

         "Warrant Agent" means First Union National Bank, in its capacity as Warrant Agent under the Warrant Agreement, and any successor thereto.

         "Warrant Agreement" means the Warrant Agreement, dated the Closing Date, by and between the Company and the Warrant Agent.

         Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         Section 1.3 Rules of Construction. Unless the context otherwise requires:

                  (l)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accor dance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                    THE NOTES

         Section 2.1 Form and Dating. Subject to Section 2.15, the Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the forms of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the forms of Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the Notes and this Indenture, this Indenture controls.

         The Notes will be issued (i) in global form (the "Global Note"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) in definitive form (the "Definitive Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). The Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.


         Section 2.2 Execution and Authentication. Two Officers shall sign, or one Officer shall sign and one Officer or any Assistant Secretary shall attest to, the Notes or the Units, as the case may be, for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes or Units, as the case may be, and may be in facsimile form.

         If an Officer whose signature is on a Note or Unit, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note or Unit, as the case may be, the Note or Unit, as the case may be, shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes or Units, as the case may be and this Indenture.

         A Note or Warrant, as the case may be, shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note or Unit, as the case may be, but such signature shall be conclusive evidence that the Note or Unit, as the case may be, has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate Notes or Units, as the case may be, for original issue in the aggregate principal amount of up to an amount that will result in proceeds to the Company of $200,000,000, upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes or Units, as the case may be, to be authenticated and the date on which the Notes or Units, as the case may be, are to be authenticated. The aggregate principal amount of Notes or Units, as the case may be, outstanding at any time may not exceed an amount that will result in proceeds to the Company of $200,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes or Units, as the case may be, in substitution of Notes or Units, as the case may be, originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes or Units, as the case may be. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes or Units, as the case may be, whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Obligor, any Affiliate of any Obligor, or any of their respective Subsidiaries.

         Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan in the City of New York, New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan in the City of New York, New York, where Notes may be presented for payment ("Paying Agent"). Notices and demands to or upon the Company in respect of the Notes may be served as is provided in Section 13.2. The Company or any Affiliate of the Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and Sections 4.14 and 4.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing in advance of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

         Section 2.4 Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If the Company or any Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company, or any Affiliate of the Company) shall have no further liability for such assets.

         Section 2.5 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         Section 2.6  Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Note, such request shall be accompanied by the following additional documents:

                  (i) if such Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without trans fer, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                  (ii) if such Restricted Note is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                  (iii) if such Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, and

                  (ii) if such Definitive Note is a Restricted Note, a certification (in substantially the form of Exhibit C attached hereto) to the effect that such Definitive Note is being transferred to a QIB in accordance with Rule 144A;

in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount; provided, that in the case of a Restricted Note, such instructions shall be accompanied by the following additional documents:

                  (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                  (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto); or

                  (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C attached hereto) and, if the Trustee deems it appropriate, an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

         (e) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

                  (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

         (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

         (g) General Provisions Relating to Transfers and Exchanges of Notes. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.1, 4.14, 4.21, 4.24, Article XI and 9.5 of this Indenture).

         The Company shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (h) Exchange of Series A Notes for Series B Notes. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

         The Company shall present the Trustee with an Officers' Certificate certifying the following:

         (A) upon issuance of the Series B Notes, the transactions contemplated by the Exchange Offer have been consummated; and

         (B) the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by Definitive Notes, the name of each Holder of such Definitive Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.

         The Trustee, upon receipt of (i) such Officers' Certificate and (ii) an Opinion of Counsel (x) to the effect that the Series B Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 6 of the Registration Rights Agreement, shall authenticate (A) a Global Note for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

         If the principal amount at maturity of the Global Note for the Series B Notes is less than the principal amount at maturity of the Global Note for the Series A Notes, the Trustee shall make an endorsement on such Global Note for Series A Notes indicating a reduction in the principal amount at maturity represented thereby.

         The Trustee shall deliver such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

         Section 2.7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Company and Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         Section 2.8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Section 2.9 Treasury Notes. In determining whether the Holders of the required Value of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

         Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

         Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or any Affiliate of the Company, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.7, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted in the forms of Note and as permitted by this Indenture.

         Section 2.12 Defaulted Interest. Interest on any outstanding Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any outstanding Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address set forth upon the registry books of the Company on the 10th day prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause accompanied by an Opinion of Counsel stating that the manner of payment complies with this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         Section 2.13 Computation of Interest. Interest on the Notes will be computed on the basis of a 360- day year consisting of twelve 30-day months.

         Section 2.14  Legends.

         (a) Except as permitted by subsections (b) or (c) hereof, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A or Exhibit B attached hereto, as applicable.

         (b) Upon any sale or transfer of a Restricted Note (including any Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (i) in the case of any Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restrict ed Note for a Definitive Note that does not bear the legends required by subsection
         (a) above; and

                  (ii) in the case of any Restricted Note represented by a Global Note, such Restricted Note shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) or (k), as applicable, hereof; provided, that with respect to any request for an exchange of a Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

         (c) The Company shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer. The Series B Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series B Notes is either (A) a broker-dealer who purchased such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series B Notes or Series B or
(C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                  Section 2.15 Separation of Notes and Warrants. The Notes and the Warrants that comprise the Units shall not be separately transferable until the earlier of (i) one year from the date hereof, (ii) commencement of the Exchange Offer and (iii) such other date as may be determined by Jefferies & Company, Inc.

         The Units and the beneficial interest in the Notes and the Warrants that comprise the Units shall be evidenced only by one or more certificates in substantially the form of Exhibit B hereto, the terms of which are incorporated in and made a part of this Indenture. The terms of the Warrants are governed by the Warrant Agreement and are subject to the terms and provisions contained therein. If any Units are presented for registration of transfer or exchange in accordance with the terms of this Indenture and the Warrant Agreement, or if the Warrants evidenced thereby are exercised, the Company shall cause the Trustee, the Registrar or the Warrant Agent, as appropriate, to issue certificates evidencing the Notes and the Warrants (to the extent unexercised) in lieu of such Units. In accordance with the Warrant Agreement, fractional Warrants will not be issued upon separation of the Notes and Warrants, but in lieu thereof, a cash adjustment will be paid.

         The provisions of Section 2.1 through 2.14, to the extent applicable to the Notes, shall also apply to the Notes evidenced by any Units.

                              ARTICLE III

                              REDEMPTION

         Section 3.1 Right of Redemption. Redemption of Notes, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company may redeem at its election, at any time on or after the Issue Date, any or all of the Notes in cash at the applicable Redemption Prices specified in Paragraph 5 of the forms of Note attached as Exhibit A hereto, set forth therein under the caption "Optional Redemption," including accrued and unpaid interest, if any, to the Redemption Date.

         Section 3.2 Notices to Trustee. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.3 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Notes to be redeemed pro rata, by lot or in such other manner as in its sole discretion it deems appropriate and fair, and in such manner as complies with any applicable legal and stock exchange requirements.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         Section 3.4 Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Notes are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The date fixed for redemption contained in any notice of redemption and the obligation of the Company to redeem any Notes upon such date may be subject to the satisfaction or waiver of conditions determined by the Company in its sole discretion. Each notice for redemption shall identify the Notes to be redeemed and shall state the following and such other matters as the Trustee shall deem proper:

                  (1)      the Redemption Date;

                  (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                  (3) the name, address and telephone number of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (5) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6, interest on Notes called for redemption ceases to accrue and/or the original issue discount ceases to accrete on Notes called for redemption on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                  (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note that will not be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                  (8)      the CUSIP number of the Notes to be redeemed; and

                  (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the re demption provisions of Paragraph 5 of the Notes.

         Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest; provided, however, that the date fixed for redemption contained in any notice of redemption and the obligation of the Company to redeem any Notes upon such date may be subject to the satisfaction or waiver of conditions determined by the Company in its sole discretion. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest through the date of redemption shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         Upon compliance by the Company with the provisions of this Article III, including but not limited to Section 3.6, and upon satisfaction or waiver of any conditions precedent to the Company's obligation to effect such redemption contained in the related notice of redemption, interest on the Notes called for redemption will cease to accrue, and/or the original issue discount will cease to accrete on the Notes called for redemption, on and after the Redemption Date, regardless of whether such Notes are presented for payment.

         Section 3.6 Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, and/or the original issue discount will cease to accrete on the Notes to be redeemed on the applicable Redemption Date, regardless of whether such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 and the Note.

         Section 3.7 Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                              ARTICLE IV

                               COVENANTS

         Section 4.1 Payment of Notes. The Company shall pay the principal of and interest on the outstanding Notes on the dates and in the manner provided in the Notes to the Trustee at its New York agent's office unless otherwise instructed in writing by the Trustee. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 11:00 a.m. Houston, Texas time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment. The Company shall pay any and all amounts, including without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Company or the Trustee may, to the extent required by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments on the Notes.

         Section 4.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan in the City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in the Borough of Manhattan in the City of New York, New York, as such office of the Company.

         Section 4.3 Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any dividend or other distribution on shares of Capital Stock of the Company or any Subsidiary of the Company or make any payment on account of the purchase, redemption, or other acquisition or retirement for value of any such shares of Capital Stock unless such dividends, distributions, or payments are made in cash or Capital Stock or a combination thereof. In addition, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment; provided, however, that the Company may make a Restricted Payment if, at the time or after giving effect thereto on a pro forma basis no Default or Event of Default would occur or be continuing, and:

                  (a) the Company's Consolidated Fixed Charge Coverage Ratio exceeds 2.25 to 1; and

                  (b) the aggregate amount of all Restricted Payments made by all of the TARC Entities, including such proposed Restricted Payment and all payments that may be made pursuant to the proviso at the end of this sentence (if not made in cash, then the fair market value of any property used therefor), from and after the Issue Date and on or prior to the date of such Restricted Payment, would not exceed an amount equal to (x) 50% of Adjusted Consolidated Net Income of the Company accrued for the period (taken as one accounting period) from the first full fiscal quarter that commenced after the Issue Date to and including the fiscal quarter ended immediately prior to the date of each calculation for which financial statements are available (or, if the Company's Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (y) the aggregate Net Proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment, minus (z) 100% of the amount of any write-downs, write-offs, other negative revaluations, and other negative extraordinary charges not otherwise reflected in the Company's Adjusted Consolidated Net Income during such period; and

         provided, that nothing in this Section 4.3 shall prohibit the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

         Section 4.4 Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 4.5 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         Section 4.6  Maintenance of Properties and Insurance.

         (a) Each of the Company and its Subsidiaries shall cause the properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) Each of the Company and its Subsidiaries shall provide, or shall cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the business of such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as is customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the business of its Subsidiaries in a prudent manner for companies engaged in a similar business.

         Section 4.7  Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 60 days after the end of each of its fiscal quarters, or 105 days after the end of a fiscal quarter that is also the end of a fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled its obligations (excluding those obligations addressed by Section 12.3) under this Indenture and further stating, as to each such Officer signing such certificate, regardless of whether the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, or of the occurrence of any Default, and, if such signor does know of such a failure to comply or Default, the certificate shall describe such failure or Default with particularity.

         (b) The Company shall deliver to the Trustee within 105 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.3, 4.11 or 4.14.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

         (d) The Company shall deliver to the Trustee an Officers' Certificate specifying any changes in the composition of the Board of Directors of the Company or any of its Subsidiaries or of any amendment to the charter or bylaws of the Company or any of its Subsidiaries. The Officers' Certificate shall include a description in reasonable detail of such amendment or change and an explanation why such amendment or change does not constitute a Default or Event of Default.

         Section 4.8 SEC Reports. The Company shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall include in all such reports and information a summary of the status of the Company's Capital Improvement Program, including a description of sources of funds available for the completion of the Capital Improvements Program. The Company agrees to continue to be subject to and comply with the filing and reporting requirements of the Commission as long as any of the Notes are outstanding.

         Concurrently with the reports delivered pursuant to the preceding paragraph, the Company shall deliver to the Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph. The Company shall also comply with the other provisions of TIA ss. 314(a).

         So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Notes.

         Section 4.9 Limitation on Status as Investment Company or Public Utility Company. The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended) or otherwise become subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

         Section 4.10  Limitation on Transactions with Related Persons.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with any Related Person (including, without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Related Person, (ii) the purchase or lease of any property, assets or securities from such Related Person, (iii) an Investment in such Related Person (excluding Investments permitted to be made pursuant to clauses
(iii), (vi), (viii), (x), (xi), (xii), and (xvi) of the definition of "Permitted Investment"), and (iv) entering into or amending any contract or agreement with or for the benefit of a Related Person (each, a "Related Person Transaction")), except for (A) permitted Restricted Payments, including for this purpose the transactions excluded from the definition of Restricted Payments by the proviso contained in the definition of "Restricted Payments", (B) transactions made in good faith, the terms of which are (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons, (C) transactions between the Company and any of its Wholly Owned Subsidiaries or transactions between Wholly Owned Subsidiaries of the Company, (D) transactions pursuant to the Services Agreement, the Transfer Agreement, the Tax Allocation Agreement, the Gas Purchase Agreement, the Expense Reimbursement Agreement, the TARC Intercompany Loan and related security documents, and the Registration Rights Agreement (E) the lease of office space to the Company or an Affiliate of the Company by TransAmerican or an Affiliate of TransAmerican, provided that payments thereunder do not exceed in the aggregate $200,000 per year, (F) any employee compensation arrangement in an amount which together with the amount of all other cash compensation paid to such employee by the Company and its Subsidiaries does not provide for cash compensation in excess of $5,000,000 in any fiscal year of the Company or any Subsidiary and which has been approved by a majority of the Company's Independent Directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be, (G) loans to the Company which are permitted to be Incurred pursuant to the terms of
Section 4.11; (H) the amounts payable by the TEC and its Subsidiaries to Southeast Contractors for employee services provided to the Company not exceeding the actual costs to Southeast Contractors of the employees, which costs consist solely of payroll and employee benefits, plus related administrative costs and an administrative fee, not exceeding $2,000,000 per year in the aggregate; and (I) the Company and its Subsidiaries may pay a management fee to TransAmerican in an amount not to exceed $2,500,000 per year.

         (b) Without limiting the foregoing, except for sales of accounts receivable to an Accounts Receivable Subsidiary in accordance with Section 4.20,
(i) with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to Permitted Restricted Payments by virtue of clauses (i), (ii), (iv), (vii), (ix), (x) or (xi) of the proviso contained in the definition of "Restricted Payments"), (C), (D), (E), or (G) of Section 4.10(a)) with an aggregate value in excess of $5,000,000, such transaction must first be approved by a majority of the Board of Directors of the Company or its Subsidiary which is the transacting party and a majority of the directors of such entity who are disinterested in the transaction pursuant to a Board Resolution, as (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Related Persons, and (ii) with respect to any Related Person Transaction or series of related Person Transactions (other than any Related Person Transaction described in clause (A) (with respect to permitted Restricted Payments by virtue of clauses (i), (ii), (iv), (vii), (ix), (x) or
(xi) of the proviso contained in the definition of "Restricted Payments") (C),
(D), (E) or (G) of Section 4.10(a)) with an aggregate value in excess of $10,000,000, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a "big 6 accounting firm" or a nationally recognized investment banking firm; provided that such opinion shall not be necessary if approval of the Board of Directors to such Related Person Transaction has been obtained after receipt of bona fide bids of at least two other independent parties and such Related Person Transaction is in the ordinary course of business.

         Section 4.11 Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. Except as set forth in this Section 4.11, from and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock, except : (a) Debt evidenced by the Notes and the Guarantees in an aggregate amount not to exceed $200 million in proceeds to the Company less the aggregate amount of proceeds to the Company pursuant to Debt incurred under clause (p) below; (b) Debt evidenced by the TARC Intercompany Loan and any other Debt at any time owing by any of the TARC Entities to TEC in an aggregate outstanding principal amount, when added to the then outstanding principal amount of the TARC Intercompany Loan and any other Debt incurred pursuant to this clause (b) or pursuant to clause (o) below to replace, extend, renew or refund Debt incurred pursuant to this clause (b), at any one time outstanding not in excess of $920 million less any amount repaid pursuant to paragraph (c) (i) of the covenant described herein under Section 4.14 hereof; (c) Subordinated Debt of the Company solely to any wholly owned Subsidiary of the Company, or Debt of any wholly owned Subsidiary of the Company solely to the Company or to any wholly owned Subsidiary of the Company; (d) Debt of the Company outstanding at any time in an aggregate principal amount not to exceed the greater of (x) $100 million or (y) the TARC Borrowing Base, less, in each case, the amount of any Debt of an Accounts Receivable Subsidiary (other than Debt owed to the Company); (e) Debt in an aggregate principal amount not to exceed at any one time $50 million; (f) Debt secured by the Storage Assets in an aggregate amount outstanding at any one time not to exceed $115 million; (g) Debt secured by a Permitted Lien that meets the requirements of clause (c), (g), (m), (o) and (r) of the definition of "Permitted Liens," to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt;" (h) Any guaranty of Debt incurred pursuant to clauses (d), (e), (g) or (n) hereof which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to (d), (e), (g) or (n) hereof; (i) Swap Obligations of the Company; (j) Unrestricted Non-Recourse Debt of the Company; (k) Debt evidenced by the TARC Mortgage Notes; (l) letters of credit and reimbursement obligations relating thereto to the extent collateralized by cash or Cash Equivalents; (m) Debt evidenced by the TARC Discount Notes; (n) Debt of TARC or any of its Subsidiaries owed to TEC which is loaned pursuant to terms of the fourth paragraph of either of the covenants contained under the headings "--Excess Cash" and "--Additional Interest Excess Cash Offer" under the TEC Indenture in the aggregate not in excess of $50 million; (o) the Company may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred by clauses (b), (p) or (r) hereof, or this clause (o) (such Debt is collectively referred to as "Refinancing Debt"), provided, that (1) the maximum principal amount of Refinancing Debt (or, if such Refinancing Debt is issued with original issue discount, the original issue price of such Refinancing Debt) permitted under this clause (o) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus Refinancing Fees or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Refinancing Debt plus Refinancing Fees and (2) the Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced; (p) Pari Passu Debt or Subordinated Debt of the Company with initial net proceeds to the Company not in excess of $25 million in the aggregate less the aggregate amount of proceeds to the Company pursuant to Debt incurred under clause (a) above after the Issue Date; (q) Debt secured by Liens permitted pursuant to clauses
(h) and (j) of Permitted Liens, in an aggregate principal amount not to exceed $35 million; (r) Debt of the Company Incurred in connection with the acquisition, construction or improvement of a CATOFIN(R) Unit not in excess of 20% of the Company's Consolidated EBITDA accrued for the period (taken as one accounting period) commencing with the first full fiscal quarter that commenced after the Phase I Completion Date, to and including the fiscal quarter ended immediately prior to the date of such calculation, provided, that, no such Debt may be Incurred unless (i) the Phase II Completion Date has occurred or (ii) the Construction

Supervisor shall have provided the Trustee with written certification that, based upon its bi-monthly evaluation of the Capital Improvement Program, the amounts remaining in the disbursement accounts to complete Phase II are sufficient to complete Phase II in accordance with the Plans approved by the Construction Supervisor, and (s) Debt of the Company owed to TEC that does not in the aggregate exceed $50 million principal amount outstanding at any one time.

         For the purpose of determining the amount of outstanding Debt that has been Incurred pursuant to this covenant, there shall be included in each such case the principal amount then outstanding of any Debt originally Incurred pursuant to such clause and, after any refinancing or refunding of such Debt, any outstanding Debt Incurred pursuant to clause (o) above so as to refinance or refund such Debt Incurred pursuant to such clause and any subsequent refinancings or refundings thereof.

         Notwithstanding the foregoing provisions of this covenant, (a) the Company may Incur Senior Debt and the Company may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is issued, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being Incurred or such Disqualified Capital Stock being issued and the application of the proceeds therefrom to the extent used to reduce Debt or Disqualified Capital Stock, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company for the Reference Period is greater than 2.25 to l, and (b) the Company may Incur Subordinated Debt if, at the time such Subordinated Debt is incurred, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, and (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Subordinated Debt being incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company for the Reference Period is greater than 2.0 to I.

         Debt Incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of the Company as the case may be, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with the Company or one of its Subsidiaries, as the case may be, shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Subsidiary of, or is merged into, or consolidated with or one of its Subsidiaries.

         For the purpose of determining compliance with this covenant, (A) if an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable, and
(B) the amount of any Debt which does not pay interest in cash or which was issued at a discount to face value shall be deemed to be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

         Section 4.12 Limitations on Restricting Subsidiary Dividends. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume, or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company, except encumbrances and restrictions existing under this Indenture and any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired. Notwithstanding anything contained herein to the contrary, the Company may not create an encumbrance or restriction on their ability to pay premium, if any, principal of, or interest on, the TARC Intercompany Loan.

         Section 4.13 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien upon any of its respective property or assets, whether now owned or hereafter acquired, other than Permitted Liens. For the purpose of determining compliance with this Section 4.13, if a Lien meets the criteria of more than one of the types of Permitted Liens, the Company or the Subsidiary in question shall have the right to determine in its sole discretion the category of Permitted Lien to which such Lien applies, shall not be required to include such Lien in more than one of such categories, and may elect to apportion such Lien between or among any two or more categories otherwise applicable. The Company covenants to grant to the Trustee on behalf of the Holders a Lien on the assets of the Company currently subject to a Lien in favor of TEC; provided, that the Company shall not be required to grant such Lien until the TARC Intercompany Loan has been paid in full and has not been refinanced, refunded or replaced with the proceeds of Other Debt ("Other Debt"), which Other Debt has a lower cost of capital to TARC than the TARC Intercompany Loan and the principal amount of such Other Debt (or, if such Other Debt is issued with original issue discount, the original issue amount of such Other Debt) is equal to or less than the original issue price of, plus amortization of the original issue discount on, the TARC Intercompany Loan at the time of the incurrence of such Other Debt.

         Section 4.14  Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company (or its Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors and evidenced by a board resolution in the case of any Asset Sales or series of related Asset Sales having a fair market value of $15 million or more);

                  (ii) at least 85% of the proceeds received by the Company (or its Subsidiaries, as the case may be) from each such Asset Sale consists of (A) cash, (B) Cash Equivalents, (C) Publicly Traded Stock or (D) any combination of the foregoing; provided, however, that (l) the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Subsidiary (other than liabilities that are by their terms expressly subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that, within 90 days following the closing of such sale or disposition, are converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and (2) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company, evidenced by a board resolution) of all consideration of the type specified in clause (C) above received by the Company and its Subsidiaries from all Asset Sales after the Issue Date shall not exceed 15% of Consolidated Net Tangible Assets at the time of such Asset Sale; and

                  (iii) the Net Cash Proceeds received by the Company (or its Subsidiaries, as the case may be) from such Asset Sales are applied in accordance with subsection (c) below.

         (b) Notwithstanding the foregoing limitations on Asset Sales and restrictions on the use of Net Cash Proceeds therefrom:

                  (A) The Company or any Guarantor may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Guarantor;

                  (B) the Company and its Subsidiaries may engage in Asset Sales in the ordinary course of business;

                  (C) the Company and its Subsidiaries may engage in Asset Sales not otherwise permitted in clauses (A), (B) or (D) through (K) of this sentence provided that the aggregate proceeds from all such Asset Sales do not exceed $10 million in any twelve-month period;

                  (D) the Company and its Subsidiaries may engage in Asset Sales pursuant to and in accordance with the provisions described under
         Article V hereof;

                  (E) the Company and its Subsidiaries may sell, assign, lease, license, transfer, abandon or otherwise dispose of (a) damaged, worn out, unserviceable or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of their business;

                  (F) The Company and its Subsidiaries may sell accounts receivable to an Accounts Receivable Subsidiary in accordance with the provisions described under Section 4.20;

                  (G) The Company and its Subsidiaries may convey, sell, transfer or otherwise dispose of crude oil and refined products in the ordinary course of business;

                  (H) The Company and its Subsidiaries may engage in Asset Sales
         (a) the Net Cash Proceeds of which are used for (i) payment of cash interest on the Notes or (ii) a one-time payment of cash interest on the TARC Intercompany Loan, (b) in connection with the settlement of litigation or the payment of judgments or (c) the Net Cash Proceeds of which are used in connection with the settlement of litigation or for the payment of judgments; provided, that the aggregate value of assets transferred pursuant to clauses (b) and (c) above from and after the Issue Date does not exceed $25,000,000;

                  (I) The Company may transfer the Storage Assets in connection with the financing thereof pursuant to clause (f) of the covenant described herein under Section 4.11 hereof;

                  (J) The Company and its Subsidiaries may dispose of assets of the Company or its Subsidiaries in exchange for capital assets that (i) are for use in a Related Business and (ii) have an aggregate fair market value which, when added to the fair market value of any cash, Cash Equivalents or Publicly Traded Stock received by the Company or any of its Subsidiaries in exchange for such capital assets, is equal to or greater than the aggregate fair market value of the property and assets being disposed of, provided, however, that (A) in no event may the Company and its Subsidiaries, in any 12-month period, dispose of assets pursuant to this paragraph having an aggregate fair market value of in excess of $10 million;

                  (K) The Company may sell common stock of TransTexas to TransTexas; and

                  (L) Unless otherwise required by the foregoing clauses (A) through (K), the proceeds of any Asset Sale permitted thereby shall be used by the Company or its Subsidiaries for purposes not otherwise prohibited by the Indenture.

         (c) The Company may, within 360 days following the receipt of Net Cash Proceeds from any Asset Sale, apply an amount equal to such Net Cash Proceeds to: (i) the repayment of Senior Debt of the Company or any Guarantor that results in a permanent reduction in the principal amount of such Senior Debt in an amount equal to the principal amount so repaid or (ii) make Capital Expenditures for use in a Related Business or (iii) make cash payments in the ordinary course of business that are not otherwise prohibited by the Indenture, provided that the aggregate amount so used from and after the Issue Date does not exceed $20,000,000 (without duplication of amounts used for Capital Expenditures in clause (ii) above).

         If, upon completion of the 360-day period (the "Trigger Date"), an amount equal to any portion of the Net Cash Proceeds of any Asset Sale shall not have been applied by the Company as described in clauses (i), (ii) or (iii) of the preceding paragraph and such amount together with an amount equal to any remaining net cash proceeds from any prior Asset Sale (such aggregate constituting "Excess Proceeds"), exceeds $10 million, then the Company shall make an offer (the "Offer to Purchase") to purchase from all Holders of the Notes and holders of any then outstanding Pari Passu Debt required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any then outstanding Pari Passu Debt equal to such Excess Proceeds as follows:

                  (l) the Company shall make an offer to purchase from all Holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1000) of Notes that may be purchased out of an amount (the "Offer Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt, if any and (ii) to the extent required by such Pari Passu Debt and provided there is a permanent reduction in the principal amount of such Pari Passu Debt and a corresponding permanent reduction in the Company's ability to incur Pari Passu Debt or Subordinated Debt, the Company shall make an offer to purchase such Pari Passu Debt (the "Pari Passu Offer') in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Offer Amount.

                  (2) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to an Offer to Purchase, plus accrued and unpaid interest, if any, to the date such Offer to Purchase is consummated (the "Offer Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offer Price of the Notes tendered pursuant to an Offer to Purchase is less than the Offer Amount relating thereto or the aggregate amount of the Pari Passu Debt that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Debt Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or any portion thereof, for general corporate purposes, subject to the "Limitation on Restricted Payments" covenant.

                  (3) If the aggregate Offer Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Offer Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of an Offer to Purchase and a Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

         The Company, to the extent applicable and if required by law, will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Notes at the option of the holders pursuant to an Offer to Purchase.

         It is expected that agreements with respect to Senior Debt the Company may enter into would prohibit, and the TARC Intercompany Loan currently prohibits, the repurchase of Debt subordinated to such Senior Debt, which would include the Notes. Failure of the Company to repurchase the Notes validly tendered to the Company pursuant to an Offer to Purchase would create an Event of Default with respect to the Notes. In addition, the subordination provisions of the Indenture prohibit, subject to certain conditions, the repurchase or repayment of the Notes if there is a default under Senior Debt. As a result, the Company may be prohibited from making payment pursuant to an Offer to Purchase in connection with an Asset Sale.

         Section 4.15 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, not withstanding any provision to the contrary in this Indenture or in any of the documents securing the payment of the Notes or otherwise relating thereto, in no event shall this Indenture or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the Notes or in any of the documents securing the payment thereof or otherwise relating thereto, or in any communication by the Holders or any other person to the Company or any other person, or in the event all or part of the principal or interest on the Notes shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this para graph shall be credited against the then unpaid principal balance on the Notes or refunded to the Company, at the Holders' option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Notes, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document, security instrument, and communication relating to this Indenture and the Notes.

         Section 4.16 Guarantee by Subsidiaries. All future Material Subsidiaries and Subsidiaries that guarantee any pari passu Debt or Subordinated Debt of the Company or of any other Subsidiary of the Company shall jointly and severally guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated unsecured basis. The Company covenants to cause each of such Subsidiaries promptly to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will guarantee payment of the Notes and the performance of the Company's other obligations under this Indenture to the extent set forth in this Section 4.16.

         The liability of each Guarantor under its Guarantee will be limited to the amount of its Adjusted Net Assets.

         Section 4.17  Intentionally Omitted.

         Section 4.18 Limitations on Line of Business. The Company shall not directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business and, such other business activities as are reasonably related or incidental thereto.

         Section 4.19 Separate Existence and Formalities. The Company hereby covenants and agrees that:

         (a) it will maintain procedures designed to prevent commingling of the funds of the Company, its Subsidiaries' and TransAmerican, other than pursuant to the Services Agreement;

         (b) all actions taken by the Company and its Subsidiaries will be taken pursuant to authority granted by the Board of Directors of the Company and its Subsidiaries, to the extent required by law or the Company's and its Subsidiaries' Certificate of Incorporation or By-laws;

         (c) the Company and its Subsidiaries will maintain separate records and books of account and such records and books of account shall be separate from those of TransAmerican in each case in accordance with generally accepted accounting principles;

         (d) the Company and its Subsidiaries will maintain correct minutes of the meetings and other corporate proceedings of the owners of its capital stock and the Board of Directors and otherwise comply with requisite corporate formalities required by law;

         (e) the Company and its Subsidiaries will not knowingly mislead any other Person as to the identity or authority of the Company and its Subsidiaries; and

         (f) the Company and its Subsidiaries will provide for all of their operating expenses and liabilities from their own separate funds, other than pursuant to the Services Agreement.

         Section 4.20  Accounts Receivable Subsidiary.

         (a) Notwithstanding the provisions of Section 4.3, the Company may, and may permit any of its Subsidiaries to, make Investments in an Accounts Receivable Subsidiary (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance the purchase of accounts receivable of the Company and its Subsidiaries and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below; provided that the aggregate amount of such Investments shall not exceed the greater of $20 million or 20% of the TARC Borrowing Base at any time;

         (b) The Company may not, nor may it permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed the greater of $20 million or 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of this Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

         (c) The Company may not, nor may it permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants, and other agreements of the Company or any of its Subsidiaries with respect to the accounts receivable sold by the Company or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither the Company nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them; and

         (d) The Company may not, nor may it permit any of its Subsidiaries to, sell accounts receivable to, or enter into any such transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

         Section 4.21 Limitation on Ranking of Future Debt. The Company shall not, directly or indirectly, incur, create, or suffer to exist any Debt which is contractually subordinate or junior in right of payment (to any extent) to any Debt of the Company and which is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinated and junior in right of payment to, the Notes. The Guarantors will not, directly or indirectly, issue, assume, guarantee, incur or otherwise become liable for any Debt which is both subordinate or junior in right of payment to any Guarantor Senior Debt and senior or superior in right of payment to the Guarantees.

         Section 4.22  Maintenance of Interest Reserve Account.

         (a) The Company shall establish and maintain with and at the Trustee a custodial account in the name of the Trustee (or any agent thereof) (the "Interest Reserve Account"), under the sole dominion and control of the Trustee. Funds shall be released from the Interest Reserve Account only in accordance with this Section 4.22.

         (b) The Company shall, out of the proceeds received by it from the issuance of the Notes, make an initial deposit into the Interest Reserve Account in the amount of $42,000,000 (the "Interest Reserve Amount"), such deposit being of sufficient amount to pay for the first three (3) semi-annual interest payments on the Notes issued on the date hereof that will become due and payable on June 30, 1998, December 30, 1998 and June 30, 1999 (the "Subject Interest Payment Dates"). If, after the date hereof and prior to June 30, 1999, the Company issues additional Notes (the "Additional Notes") pursuant to the Indenture (other than Notes issued upon transfer of or to replace Notes issued on the date hereof) the Company shall, out of the proceeds received by it from the issuance of the Additional Notes, deposit into the Interest Reserve Account an amount sufficient to pay the interest that will become due and payable on such Additional Notes on the Subject Interest Payment Dates.

         (c) The Interest Reserve Account will be held in trust by the Trustee for the equal and ratable benefit of the Holders and not commingled with any ordinary deposit or commercial bank account, will be maintained with the corporate trust department of the Trustee for the equal and ratable benefit of the Holders and, to the extent expressly provided herein, for the Company, and will be subject to the provisions of this Agreement. In accordance with written instructions received from the Company, the Trustee shall, subject to the Trustee's rights under this Section 4.22, (i) invest amounts on deposit in the Interest Reserve Account in Cash Equivalents in the name of the Trustee as the Company may select, (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in Cash Equivalents in the name of the Trustee as the Company may select (the Cash Equivalents referred to in clauses (i) and (ii) above being, collectively, "Reserve Account Investments") and (iii) deposit and hold in the Interest Reserve Account all interest and proceeds that are not invested or reinvested in Reserve Account Investments. All disbursements made to the Holders pursuant to this Agreement shall be made by the Trustee irrespective of, and without deduction for, any counterclaim, defense, recoupment or setoff and shall be final, and the Trustee will not seek to recover from any Holder for any reason any such payment once made. All service charges and fees with respect to the Interest Reserve Account shall be paid by the Company.

         (d) The Company has no right to direct the Trustee to disburse the funds in the Interest Reserve Account, other than the rights, exercisable upon the giving by the Company of not less than one Business Day prior written notice to the Trustee, (i) from time to time during the term of this Agreement, to direct the Trustee to disburse to or for the account of the Company all or any portion of the interest and other earnings on the funds on deposit in the Interest Reserve Account and on Reserve Account Investments and (ii) if the Company optionally redeems the Notes, from time to time during the term of this Agreement, to direct the Trustee to disburse to or for the account of the Company all or any portion of the funds on deposit in the Interest Reserve Account in an aggregate amount that bears the same proportion to the aggregate amount of funds in the Interest Reserve Account immediately prior to the release of such proceeds as the aggregate principal amount of the Notes so redeemed by the Company bears to the aggregate principal amount of Notes outstanding immediately prior to such redemption; provided, however, that the Trustee shall not be required to disburse any funds pursuant to this paragraph (d) after the occurrence and during the continuance of an Event of Default. The amount of funds that may be released by the Trustee to the Company in connection with any such optional redemption shall be net of any costs, fees and expenses (such as breakage costs) incurred to permit such release.

         (e) The Trustee shall liquidate part or all of the Reserve Account Investments, as necessary, to provide the availability of such funds in the Investment Reserve Account as may be necessary to pay (and shall to the extent funds are in the Interest Reserve Account pay therefrom) each of the first three
(3) semi-annual interest payments on the Notes, when and as they come due, and to make such disbursements as may from time to time be requested by the Company as permitted hereby. The Trustee shall disburse funds from the Interest Reserve Account solely for the purposes of making the payments and distributions described hereunder.

         (f) Promptly after the payment in full of the interest accrued through and including the installment of interest payable on the June 30, 1999 interest payment, the Trustee shall liquidate all Reserve Account Investments remaining and shall disburse the full amount of the funds then on deposit in the Interest Reserve Account to or for the account of the Company, whereupon the Interest Reserve Account shall be closed; provided, however, that the Trustee shall not disburse any funds pursuant to this paragraph (f) after the occurrence and during the continuance of an Event of Default. If any such Event of Default is continuing at the Interest Payment Date following the Subject Interest Payment Dates, the funds in the Interest Reserve Account shall be applied to (and the Trustee shall, to the extend of such funds, pay therefrom) the interest payment due on such Interest Payment Date.

         Section 4.23 Restriction on Sale and Issuance of Subsidiary Stock. The Company shall not sell, and shall not permit any of its Subsidiaries to, issue or sell, any shares of Capital Stock of any Subsidiary of the Company to any Person other than the Company or a Wholly Owned Subsidiary of the Company unless an amount equal to the net proceeds of such sale is used by the Company within 180 days after the date of such sale for one or more of the purposes specified in Section 4.14(a).

         Section 4.24  [Intentionally Omitted].



                               ARTICLE V

                         SUCCESSOR CORPORATION

         Section 5.1  When the Company May Merge, Etc.

         (a) The Company shall not, and shall not permit any Guarantor to, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless:

         (1) either (a) the Company or the Guarantor, as the case may be, shall be the continuing Person, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company, or the Guarantor, as the case may be, are transferred as an entirety or substantially as an entirety (the Company or the Guarantor, as the case may be, or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company or the Guarantor, as the case may be, under the Notes and this Indenture;

         (2) No Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction;

         (3) on a pro forma consolidated basis, immediately after giving effect to such transaction and the assumption of the obligations contemplated by clause
(1), above, and the incurrence or anticipated incurrence of any Debt or Disqualified Capital Stock to be incurred or issued in connection therewith, (x) the Net Worth of the Surviving Person is at least equal to the Net Worth of such predecessor or transferring entity immediately prior to such transaction and (y) except for a merger of the Company into a wholly owned Subsidiary of TEC or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a repurchase of the Old TARC Warrants into a right to receive cash, which conversion or reincorporation would not require cash payments by the Company in excess of $250,000 in the aggregate, the Surviving Person could incur $1.00 of additional Senior Debt pursuant to the third paragraph of Section 4.11, as applicable (in all cases for this purpose only, as if the Phase I Completion Date has occurred);

         (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article V and that all conditions precedent herein provided relating to such transaction have been satisfied; and

         (5) except for a merger of the Company into a wholly owned Subsidiary of TEC or its wholly owned Subsidiary incorporated in the State of Delaware solely for the purpose of facilitating a reincorporation in Delaware or a repurchase of the Old TARC Warrants into a right to receive cash, which conversion or reincorporation would not require cash payments by the Company in excess of $250,000 in the aggregate, at the time of or within 45 days after the occurrence of the event specified above, the Notes, if then rated, have not been or are not downgraded by Standard & Poor's Corporation, Inc., Moody's Investors Service, Inc. or any successor rating agencies to either entity to a rating below that which existed immediately prior to the time the event specified above is first publicly announced.

         For purposes of this Section 5.1, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (giving effect to such transaction) for the four fiscal quarters immediately preceding such transaction.

         (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         (c) Notwithstanding anything contained in the foregoing to the contrary, any Subsidiary of the Company with a Net Worth greater than zero, may merge into the Company (or a wholly owned Subsidiary of the Company) at any time, provided, that the Company, shall have delivered to the Trustee an Officers' Certificate stating that such Subsidiary has a Net Worth greater than zero and such merger does not result in a Default or an Event of Default hereunder. Notwithstanding anything contained in the foregoing, an Accounts Receivable Subsidiary may merge into the Company, provided, that such merger does not result in a Default or Event of Default hereunder.

         Section 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which the Company, or a Guarantor, as the case may be, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, or such Guarantor, as the case may be, under this Indenture with the same effect as if such Surviving Person had been named as the Company, or such Guarantor, as the case may be, herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be released from such obligations.

                              ARTICLE VI

                    EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Note as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) default in the payment of all or any part of the principal of (or premium, if any, applicable to), the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including default in the payment of the Offer Price in accordance with Section 4.14 or the Change of Control Purchase Price in accordance with Article XI;

         (c) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company or any of its Subsidiaries contained in the Notes or this Indenture, and continuance of such default or breach for the period and after the notice, if any, specified below;

         (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under any mortgage, indenture or instrument under which there is outstanding any Debt of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $20,000,000, or failure to pay such Debt at its stated maturity, if either (a) such default results from the failure to pay principal of, premium, if any, or interest on any such Debt when due and such default continues beyond any applicable cure, forebearance or notice period; provided that a waiver by the lenders of such Debt of such default shall constitute a waiver hereunder for the same period or (b) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity, and such default or acceleration continues for a period of 10 days; provided, that a rescission or annulment of such default or acceleration (prior to any action taken by the Trustee with respect to the acceleration of the Obligations under the Notes) pursuant to the agreement governing such Debt shall constitute a waiver hereunder for the same period;

         (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or ordering relief against the Company or any of its Subsidiaries in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any of its Subsidiaries under any bankrupt cy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

         (f) the Company or any of its Subsidiaries shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

         (g) final judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any Subsidiary, which, in the aggregate, equal or exceed $25,000,000 at any one time shall be entered against the Company or any of its Subsidiaries by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein); or

         (h) a Guarantee shall cease to be in full force and effect (other than a release of a Guarantee by designation of a Guarantor as an Unrestricted Subsidiary or otherwise in accordance with this Indenture) or any Guarantor shall deny or disaffirm its obligations with respect thereto.

         If a default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default; provided, that, except in the case of default in payment of principal of, premium, if any, or interest on the Notes, including a default in the payment of the Offer Price or the Change of Control Purchase Price as required by this Indenture, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

         A Default under clause (c) above (other than in the case of any Defaults under Sections 4.3, 4.11, 4.14, or 5.1, which Defaults shall be Events of Default without the notice specified in this paragraph or Section 4.7(c) and upon the passage of 10 days) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding.

         In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding the period of time the Notes are not optionally redeemable or the payment of the premium which the Company would have to pay if the Company then had elected to redeem the Notes pursuant to Paragraph 5 of the Notes, an equivalent premium (or, in the case of an Event of Default prior to the time optional redemptions are permitted, to the extent permitted by law, a premium equal to the stated interest rate of the Notes multiplied by the quotient of (i) the number of full years left to maturity plus one, divided by (ii) seven) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

         Section 6.2 Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f) relating to the Company or its Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate Value of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(e) or (f) relating to the Company or its Subsidiaries occurs, all principal and accrued interest on the Notes shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate Value of then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

         (1) all accrued but unpaid interest on all Notes,

         (2) the principal of (and premium, if any, applicable to) any Notes which would become due otherwise than by such declaration of acceleration, and accrued but unpaid interest thereon at the rate borne by the Notes,

         (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes,

         (4) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

         (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

         Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of (x) 662/3% in aggregate Value of the Notes or (y) the affected Holder of each of the outstanding Notes, unless (x) 662/3% in aggregate Value of the Notes or (y) all such affected Holders, respectively, agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts within 10 days of such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         The Trustee shall also be authorized to take whatever additional action at law or in equity may appear to be necessary or desirable to collect the monies necessary to pay the principal, premium (if any) and interest on the Notes.

         Section 6.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any debtor-in-possession or Custodian or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.5 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         Section 6.6 Priorities. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any) and interest respectively; and

         THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         Section 6.7 Limitation on Suits. No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Note on the Maturity Dates of such payments as expressed in such Note and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         Section 6.9 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10 Delay or Omission Not Waiver. No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 6.11 Control by Holders. The Holder or Holders of a majority in aggregate Value of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or that such action may involve the Trustee in personal liability, and

         (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 6.12 Waiver of Past Default. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate Value of the outstanding Notes may, on behalf of all Holders, prior to the declaration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default

         (a) in the payment of the principal of, premium, if any, or interest on, any Note as specified in clauses (a) and (b) of Section 6.1, or

         (b) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected or 662/3% in aggregate Value of the Notes at the time outstanding, as the case may be; provided that such a default may be waived by the consent of Holders of each outstanding Note affected or 662/3% in aggregate value of the Notes outstanding, as the case may be.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         Section 6.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any

Note on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

         Section 6.14 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         Section 7.1  Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this
Section 7.1.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or Section 6.11.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         (g) The Trustee shall execute and deliver the Intercreditor Agreements and any Subordination Agreements as provided in Section 12.2.

         Section 7.2  Rights of Trustee.  Subject to Section 7.1:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

         Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective

Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

         Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for (i) the use or application of any funds received by a Paying Agent other than the Trustee, (ii) any statement in the Notes, other than the Trustee's certificate of authentication or (iii) the sufficiency of the collateral for the Notes.

         The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder or in any Security Documents, except as specifically set forth herein or therein.

         Section 7.5 Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee pursuant to Section 4.7(c), the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any,) of, or interest on, any Note (including all payments due on any Maturity Date), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

         Section 7.6 Reports by Trustee to Holders. Within 60 days after each [May 15] beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

         Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services (in whatever capacity rendered) in accordance with the Trustee's fee schedule, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to, compensation, disbursements and expenses of the Trustees' agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest as reasonably determined by the Trustee between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal (and premium, if any,) or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination of this Indenture under any Bankruptcy Law.

         Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent.
The Company may remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


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




         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (a)(2) and (a)(5). The Trustee shall comply with TIA ss. 310(b).

         Section 7.11 Preferential Collection of Claims against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 7.12 No Bond. The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts, powers, rights and duties under this Indenture or otherwise in respect of the premises.

         Section 7.13 Condition to Action. Notwithstanding anything elsewhere in this Indenture to the contrary, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Notes or any other action within the purview of this Indenture, any showings, certificates, opinions, or other information, or corporate action or evidence thereof in addition to that by the terms hereof required, as a condition of such action by the Trustee if reasonably deemed desirable by the Trustee for the purpose of establishing the right to the authentication of any Notes or the taking of any other action by the Trustee.

         Section 7.14 Investment. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it at the direction of the Company.


                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

         Section 8.1 Satisfaction, Discharge of the Indenture and Defeasance of the Notes. The Company shall be deemed to have paid and discharged the entire Debt on the Notes and the provisions of this Indenture shall cease to be of further effect (subject to Sections 8.3 and 8.7), if:

         (a) The Company irrevocably deposits in trust for the benefit of the Holders of the Notes with the Trust ee, pursuant to an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof which, after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, through the payment of principal and interest will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and each installment of principal and interest on the Notes then outstanding, on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

         (c) No Default or Event of Default relating to clauses (e) or (f) of
Section 6.1 shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

         (d) The deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of the Notes and the Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (e) The deposit shall not result in the Company, the Trustee or the trust being subject to regulation under the Investment Company Act of 1940;

         (f) After the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under Bankruptcy Laws insofar as those laws apply to the Company) following the irrevocable deposit of the trust funds, such funds will not be subject to any set aside or avoidance under Bankruptcy Laws affecting creditors' rights generally; and

         (g) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company), each in form and substance satisfactory to the Trustee, stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with.

         In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

         In the event that the Company takes the necessary action to comply with the provisions described in this Section 8.1 and the Notes are declared due and payable because of the occurrence of an Event of Default within the time period specified in Section 8.1(c), or at any time under Section 8.3, the Company will remain liable for all amounts due on the Notes at the time of acceleration resulting from such Event of Default in excess of the amount of U.S. Legal Tender and U.S. Government Obligations deposited with the Trustee pursuant to this Section 8.1 at the time of such acceleration.

         Section 8.2 Termination of Obligations Upon Cancellation of the Notes. In addition to the Company's rights under Section 8.1, the Company may terminate all of its respective obligations under this Indenture (subject to Sections 8.3 and 8.7) when:

         (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

         (b) the Company has paid or caused to be paid all sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 8.3 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in
Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article III, 4.1, 4.2,
4.4, 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

         Section 8.4 Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause
(i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

         Section 8.5 Application of Trust Assets. The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Subsidiary of the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Notes.

         Section 8.6 Repayment to the Company. Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

         The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Notes that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

         Section 8.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with
Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, the Security Documents and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2; provided, however, that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be surrogated to the

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




rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Guarantors, if any, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

         (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;


         (c) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Notes in accordance with Article V; or

         (d) to comply with the TIA.

         Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders. Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate Value of then outstanding Notes, by written act of said Holders (including an electronic mechanism utilized by the Depository Trust Company as a means of receiving consents or tenders of securities) delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture, the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes; provided, that no such modification may, without the consent of the Holders of not less than 662/3 in aggregate Value of the Notes at the time outstanding, (i) prior to a Change of Control, reduce the Change of Control Purchase Price or alter the provisions of Article XI or (ii) prior to the date upon which an Offer to Purchase is required to be made, reduce the Offer Price or alter the provisions of Section 4.14 in a manner adverse to the Holders. Subject to
Section 6.8, the Holder or Holders of not less than a majority, in aggregate Value of then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes; provided, that no such waiver may, without the consent of the Holders of not less than 662/3 in aggregate Value of the Notes at the time outstanding, have the effect of (i) prior to a Change of Control, reducing the Change of Control Purchase Price or altering the provisions of Article XI or (ii) prior to the date upon which an Offer to Purchase is required to be made, reduce the Offer Price or alter the provisions of Section 4.14 in a manner adverse to the Holders. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

         (a) reduce the percentage of Value of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

         (b) reduce the rate or extend the time for payment of interest on any Note;

         (c) (i) reduce the principal amount of any Note or (ii) after the date upon which a Change of Control Offer is required to be made, reduce the Change of Control Purchase Price or (iii) after the date upon which an Offer to Purchase is required to be made, reduce the to Purchase Offer Price or (iv) reduce the Redemption Price;

         (d) change the Stated Maturity or the payment date of any installment of principal of, or the payment date of any installment of interest on, any Note;

         (e) (i) alter the redemption provisions of Article III or of paragraph 5 of the Notes or (ii) after the date upon which a Change of Control Offer is required to be made, alter the terms or provisions of Article XI;

         (f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Note affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Note;

         (g) make any changes in Section 6.4, 6.7 or this third sentence of this
Section 9.2; or

         (h) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable) and the Notes as in effect on the date hereof.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         Section 9.3 Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

         Section 9.4 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, regardless of whether such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 9.5 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

         Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee at the expense of the Company shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                    ARTICLE X

                             MEETINGS OF NOTEHOLDERS

         Section 10.1 Purposes for Which Meetings May Be Called. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

         (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

         (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

         (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

         (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         Section 10.2 Manner of Calling Meetings. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 10.3 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         Section 10.4 Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Noteholders, a Person shall (a) be a registered Holder of one or more Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting regardless of whether they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 Value of Notes held or represented by him; provided, however that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or Section
10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate Value of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         Section 10.6 Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.7 Exercise of Rights of Trustee or Noteholders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


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                                   ARTICLE XI

                           RIGHT TO REQUIRE REPURCHASE

         Section 11.1 Repurchase of Notes at Option of the Holder Upon Change of Control.

         (a) In the event that a Change of Control occurs, each Holder of Notes shall have the right, at such Holder's option, upon the terms and conditions of this Article XI, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date that is no later than 60 Business Days after the occurrence of a Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date"), at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, on and including the Change of Control Payment Date.

         (b) Within 20 Business Days after the Company knows, or reasonably should know, of the occurrence of a Change of Control, the Company shall make an irrevocable unconditional offer (a "Change of Control Offer") to the Holders to purchase for U.S. Legal Tender all of the Notes pursuant to the offer described in clause (c) of this Section 11.1 at the Change of Control Purchase Price. Within five Business Days after each date upon which the Company knows, or reasonably should know, of the occurrence of a Change of Control requiring the Company to make a Change of Control Offer pursuant to this Section 11.1, the Company shall so notify the Trustee.

         (c) Notice of a Change of Control Offer shall be sent, at least 20 Business Days prior to the Final Change of Control Put Date (as defined below), by first class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all instructions and materials required by applicable law and shall contain or make available to Holders other information material to such Holders' decision to tender Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Offer, shall state:

         (1) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

         (2) the Change of Control Purchase Price, the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

         (3) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if interest is then accruing;

         (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accor dance with the last paragraph of this clause (c), or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at

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




the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Notes purchased;

         (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

         (8) a brief description of the events resulting in such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Final Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount, to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, rules and regulations, including those regulating tender offers, if applicable, and, if such laws, rules or regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules and regulations will not constitute a breach of the Company's obligations with respect to the foregoing.


                                   ARTICLE XII

                                  SUBORDINATION

         Section 12.1  Notes Subordinated to Senior Indebtedness.

         The Company and each Holder, by its acceptance of Notes, agree that (a) the payment of the principal of and interest on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company (including, without limitation, pursuant to Article XI) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Debt of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Debt.

         This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

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




         Section 12.2  No Payment on Securities in Certain Circumstances.

         (a) No payment may be made by the Company or on behalf of the Company on account of principal of or interest on the Notes or to acquire or repurchase any of the Notes or on account of the redemption provisions of the Notes (i) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Senior Debt is first paid in full or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Debt when the same becomes due and payable (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist.

         (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable (or, in the case of letters of credit, require cash collateralization thereof) and (ii) written notice of such event of default given to the Company and the Trustee by the lenders' agent under the Company's working capital facility, if any, secured by Receivables and Inventory (provided that such working facility constitutes Senior Debt) or holders of an aggregate of at least $30 million principal amount outstanding of any Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Debt on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, or to repurchase any of the Notes, or on account of the redemption provisions of the Notes (or liquidated damages pursuant to the registration rights agreement relating to the Notes), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period unless such other Payment Blockage Period is commenced by a Payment Notice from the Representative and such event of default shall have been cured or waived for a period of at least 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Section 12.3 Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.


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




         Upon any distribution of assets of the Company or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest on the Notes (or liquidated damages pursuant to the registration rights agreement relating to the Notes) (other than Junior Securities) and (ii) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) but for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in Cash or Cash Equivalents (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Section 12.4 Securityholders to Be Subrogated to Rights of Holders of Senior Debt.

                  Subject to the payment in full of all Senior Debt of the Company as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Debt of the Company, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

         Section 12.5  Obligations of the Company Unconditional.

                  Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, interest on, and Liquidated Damages with respect to, the notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order


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




or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

         Section 12.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

         Section 12.7  Application by Trustee of Assets Deposited with It.

                  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

         Section 12.8 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.


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         Section 12.9 Holders of Notes Authorize Trustee to Effectuate
Subordination of Securities.

                  Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder of Note in any such proceeding.

         Section 12.10  Right of Trustee to Hold Senior Debt.

                  The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         Section 12.11  Article XII Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of, premium, if any, interest on, or Liquidated Damages with respect to, the Notes by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Notes.

         Section 12.12  No Fiduciary Duty of Trustee to Holders of Senior Debt.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Noth ing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.


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         Section 13.2 Notices. Any notices or other communications to the
Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         TransAmerican Refining Corporation
         1300 North Sam Houston Parkway East, Suite 320
         Houston, Texas  77032
         Attention:  Edwin B. Donahue

         if to the Trustee:

         First Union National Bank
         Corporate Trust Department
         10 State House Square CT 5845
         Hartford, CT  06103-3698
         Attention: W. Jeffry Kramer

         The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, regardless of whether the addressee receives it.

         Section 13.3 Communications by Holders with Other Holders. Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

         Section 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


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         Section 13.5 Statements Required in Certificate or Opinion. Each
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to regardless of whether such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 13.6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 13.7 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 13.8 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         Section 13.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


                                       75
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         Section 13.10 No Recourse against Others. A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company or such Subsidiary under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         Section 13.11 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 13.12 Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 13.13 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 13.14 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                        TRANSAMERICAN REFINING CORPORATION


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


[Seal]

Attest:
       -----------------------------------


                                        FIRST UNION NATIONAL BANK
                                           as Trustee


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                    EXHIBITS

         Exhibit A  -    Form of Note
         Exhibit B  -    Form of Unit
         Exhibit C  -    Certificate of Transferor

                                                                       EXHIBIT A

                                 (FACE OF NOTE)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.






--------
1 This paragraph should be included only if the Note is issued in global form.

                                 [FORM OF NOTE]

                       TRANSAMERICAN REFINING CORPORATION

                      16% SENIOR SUBORDINATED NOTE DUE 2003

No.

                                                                          $

    [THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") WITHIN THE MEANING OF SECTION 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS DECEMBER 30, 1997. THE ISSUE PRICE PER $1000.00 OF
   STATED PRINCIPAL AMOUNT OF THIS NOTE WILL BE $953.2951. THE ISSUE PRICE OF THIS NOTE REPRESENTS A YIELD TO MATURITY OF 17.35% PER ANNUM COMPUTED ON A
 SEMI-ANNUAL BOND EQUIVALENT BASIS AND CALCULATED FROM DECEMBER 30, 1997. THE
      AMOUNT OF OID PER $1000.00 OF STATED PRINCIPAL AMOUNT OF ON THIS NOTE
                                WILL BE $46.7049.


                                                                      CUSIP [ ]

                  TransAmerican Refining Corporation, a Texas corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ________________ Dollars, on June 30, 2003.

                  Interest Payment Dates: June 30 and December 30, commencing June 30, 1998

                  Record Dates: June 15 and December 15

                  Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        Dated:

                                        TRANSAMERICAN REFINING CORPORATION


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

First Union National Bank


By:
   -----------------------------------
   Authorized Signature

                                 (BACK OF NOTE)

                       TRANSAMERICAN REFINING CORPORATION

                      16% SENIOR SUBORDINATED NOTE DUE 2003


1.        Interest.

          TransAmerican Refining Corporation, a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 16% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 18% per annum compounded semi-annually.

          The Company will pay interest semi-annually on June 30 and December 30 of each year (each, an "Inter est Payment Date"), commencing June 30, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.        Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent who shall remit such payment to a Holder at the Holder's registered address.

3.        Paying Agent and Registrar.

          Initially, First Union National Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or an Affiliate of it may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.        Indenture.

          The Company issued the Notes under an Indenture, dated as of December 30, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior subordinated obligations of the Company limited in aggregate principal amount to an amount that yields proceeds to the Company of $200,000,000.

5.        Optional Redemption.

          The Notes may be redeemed in whole or from time to time in part at any time at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to the Redemption Date.


          If redeemed during
          the period
          indicated below                                     Redemption Price
          ---------------                                     ----------------

         December 30, 1997 - June 29, 2000..................   116.00%
         June 30, 2000 - June 29, 2001......................   110.67%
         June 30, 2001 - June 29, 2002......................   105.33%
         June 30, 2002 - and thereafter.....................   100.00%

         Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.

         Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.       Persons Deemed Owners.

         The registered Holder of a Note may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. Thereafter, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

         If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

11.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the writ ten consent of the Holders of at least a majority in aggregate Value of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate Value of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency (provided such amendment or supplement does not adversely affect the rights of any Holder of a Note).

12.      Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur additional Debt or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Related Persons, incur Liens, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must deliver a quarterly report to the Trustee on compliance with such limitations.

13.      Change of Control.

         In the event there shall occur any Change of Control, each Holder of Notes shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, on and including the Change of Control Payment Date.

14.      Successors.

         When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate combined Value of the Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate Value of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including a Default at any Maturity Date), if it determines that withholding notice is in their interest.

16.      No Recourse Against Others.

         No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any of its Subsidiaries or any successor corporation shall have any liability for any obligation of the Company or such Subsidiary under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.      Authentication.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

19.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.      Holders' Compliance with Registration Rights Agreement.

         Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of December 30, 1997, among the Company and the Jefferies & Company, Inc. (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined therein) to the extent provided therein.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: TransAmerican Refining Corporation, 1300 North Sam Houston Parkway East, Suite 320, Houston, Texas 77032.

21.      Ranking.

         Payment of principal, premium, if any, interest on and Liquidated Damages with respect to the Notes is subordinated, to the extent set forth in the Indenture, to the prior payment of all Senior Debt.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                                Signature
     -------------------------                ----------------------------------
                                                 (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)


Signature Guarantee*





----------------------
*  NOTICE:    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


              (1)    The Securities Transfer Agent Medallian Program (STAMP);
              (2)    The New York Stock Exchange Medallian Program (MSP);
              (3)    The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box below:

[ ]  Section 4.14            [ ]  Article XI

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the principal amount (in integral multiples of $1,000) you want to be purchased: $_____________



Date:                            Signature
     ---------------------                -----------------------------------
                                           (Sign exactly as your name appears on
                                            the face of this Note)


Your Social Security or Tax Identification Number:
                                                   -------------------------

Signature Guarantee:*





-------------------------
*  NOTICE:    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

              (1)   The Securities Transfer Agent Medallian Program (STAMP);
              (2)   The New York Stock Exchange Medallian Program (MSP);
              (3)   The Stock Exchange Medallian Program (SEMP).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES2


     The following exchanges of a part of this Global Note for Definitive Notes have been made:


                     Amount of decrease    Amount of increase     Principal Amount          Signature of
                     in Principal Amount   in Principal Amount    of this Global Note       authorized signatory
Date of Exchange     of this Global Note   of this Global Note    decrease (or increase)    of Trustee
----------------------------------------------------------------------------------------------------------------







---------------------
2       This should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                                 [Form of Unit]


                        TRANSAMERICA REFINING CORPORATION

                                      UNITS

              CONSISTING OF 16% SENIOR SUBORDINATED NOTES DUE 2003

                       AND COMMON STOCK PURCHASE WARRANTS


No.                                                                        Units
                                                                 CUSIP [       ]

                                 Each Unit consists of $1,000 principal amount
of 16% Senior Subordinated Notes due 2003 of TransAmerica Refining Corporation, a Texas corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to) and one Warrant to purchase 13.344257 shares of Common Stock, par value $0.01 per share, of the Company for $0.01 per share (subject to adjustment) at any time before 5:00 p.m., New York City time, on June 30, 2003 (the "Expiration Date"). The Notes and the Warrants are not separately transferable until the earlier of (i) one year after the issuance of the Units, (ii) commencement of the Exchange Offer (as defined in the Indenture) and (iii) such other date as determined by Jefferies & Company, Inc. The terms of the Warrants are governed by a Warrant Agreement dated as of December 30, 1997 (the "Warrant Agreement") between the Company and First Union National Bank, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at First Union National Bank, 10 State House Square CT 5845, Hartford CT 06103-3698, Attention: Corporate Trust Department, and are available to any Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m. New York City time on the Expiration Date.

                                 The Company, for value received, hereby
promises to pay to ____________, or registered assigns, the principal sum of ____________ Dollars, on June 30, 2003.

                                 Interest Payment Dates: June 30 and December
30, commencing June 30, 1998

                                 Record Dates: June 15 and December 15

                                 Reference is made to the further provisions of
the Note evidenced by this Unit on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                     IN WITNESS WHEREOF, the Company has caused this Unit to be signed manually or by facsimile by its duly authorized officers..

                          Dated:

                                      TRANSAMERICAN REFINING CORPORATION

                                      By:
                                         ------------------------------------



Attest:


------------------------------------
Secretary

[Seal]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This Unit evidences one of those Notes described in the within-mentioned Indenture.

                                    FIRST UNION NATIONAL BANK,
                                    as Trustee

as Trustee



                                    By:
                                       ------------------------------------
                                       Authorized Signatory

Dated:

                       TRANSAMERICAN REFINING CORPORATION


                                      UNITS

              CONSISTING OF 16% SENIOR SUBORDINATED NOTES DUE 2003

                       AND COMMON STOCK PURCHASE WARRANTS



1.       Interest.

                  TransAmerican Refining Corporation, a Texas corporation (the "Company"), promises to pay interest on the principal amount of the Notes at a rate of 16% per annum (subject to adjustment). To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 18% per annum (subject to adjustment) compounded semi-annually.

                  The Company will pay interest semi-annually on June 30 and December 30 of every year (each, an "Interest Payment Date"), commencing June 30, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                  Initially, First Union National Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or so-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                  The Company issued the Notes under an Indenture, dated as of December 30, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior subordinated obligations of the Company limited in aggregate principal amount to an amount that yields proceeds to the Company of $200,000,000.

5.       Optional Redemption.

                  The Notes may be redeemed in whole or from time to time in part at any time at the option of the Company, at the Redemption Price (expressed as a percentage of the principal amount thereof) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest to the Redemption Date.


If redeemed during the
period indicated below                                    Redemption Price
----------------------                                    ----------------
December 30, 1997 - June 29, 2000..................           116.00%
June 30, 2000 - June 29, 2001......................           110.67%
June 30, 2001 - June 29, 2002......................           105.33%
June 30, 2002 and thereafter.......................           100.00%

                  Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.

                  Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $ 1 ,000 may be redeemed in part.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer: Exchange.

                  The Notes are in registered form, without coupons, in denominations of $l,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.       Persons Deemed Owners.

                  The registered Holder of a Note may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

                  If the Company at any time deposits into an irrevocable trust with the Trustee U.S. legal Tender or Government Securities sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

11.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate value of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate value of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency (provided such amendment or supplement does not adversely affect the rights of any Holder of a Note).

12.      Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur additional Debt or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Related Persons, incur Liens, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must deliver a quarterly report to the Trustee on compliance with such limitations.

13.      Change of Control.

                  In the event there shall occur any Change of Control, each Holder of Notes shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes at a Change of Control Purchase Price equal to 101 % of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Payment Date.

14.      Successors.

                  When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 % in aggregate value of the Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate value of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including a Default at any Maturity
Date), if it determines that withholding notice is in their interest.

16.      No Recourse Against Others.

                  No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any of its Subsidiaries or any successor corporation shall have any liability for any obligation of the Company or such Subsidiary under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.      Authentication.

                  The Note evidenced by this Unit shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Unit.

18.      Abbreviations and Defined Terms.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes and the Units as a convenience to the holders of the Notes and holders of the Units. No representation is made as to the accuracy of such numbers as printed on the Notes or the Units and reliance may be placed only on the other identification numbers printed thereon and hereon.

20.      Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Note evidenced by this Unit, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of December 30, 1997, between the Company and Jefferies & Company, Inc. (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Purchasers (as defined therein) to the extent provided therein.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: TransAmerican Refining Corporation, 1300 North Sam Houston Parkway East, Suite 320, Houston, Texas 77032.

21.      Ranking.

                  Payments of principal, premium, if any, interest on and Liquidated Damages with respect to, the Notes is subordinated, to the extent set forth in the Indenture, to the prior payment of all Senior Debt.

                        TRANSAMERICAN REFININGCORPORATION


DEPOSIT OF WARRANTS TO PURCHASE COMMON STOCK OF TRANSAMERICAN REFINING
CORPORATION

         Under the terms of the Warrant Agreement, and until such time as the Holder of this Unit shall have surrendered this Unit to the Warrant Agent for the exchange of this Unit, in whole or in part, for one or more Warrant Certificates (as defined in the Warrant Agreement) and one or more Notes of a like aggregate principal amount and of authorized denominations, the Holder of this Unit is for each Unit evidenced by this certificate, the beneficial owner of 13.344257 Warrants expiring June 30, 2003, entitling the holder thereof initially to purchase 13.344257 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (subject to adjustment as provided in the Warrant Agreement).

         The Company has deposited with the Warrant Agent, as custodian for Holders of Units, certificates for such Warrants. Prior to the exchange of this Unit for one or more Warrant Certificates and one or more Notes, beneficial ownership of such Warrants is transferable only by the transfer of this Unit pursuant to the Indenture. After such exchange, ownership of a Warrant is transferable only by the transfer of the certificate representing such Warrant in accordance with the provisions of the Warrant Agreement.

         By accepting a Unit, each Holder of this Unit shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such Holder had signed the same.

                          ELECTION TO EXERCISE WARRANTS


         The undersigned registered Holder of this Unit hereby irrevocably elects to exercise Warrants (evidenced by Warrant Certificates deposited with the Warrant Agent the beneficial ownership of which is evidenced by this Unit) representing the right to receive ___ shares of Common Stock, and in payment of the Warrant Price (as defined in the Warrant Agreement) the undersigned herewith tenders payment in money of the United States of America or by certified or official bank check in lawful money of the United States of America to the order of TransAmerican Refining Corporation in the amount of $__________. The undersigned requests that a certificate representing the Common Stock issuable upon exercise of such Warrants be registered in the name of __________________________ whose address is ___________________________ and that such certificate be delivered to ________________ whose address is _________________________. All payments to be made in lieu of issuing a fractional share should be made by check payable to __________________________________ whose address is __________________________.

         The undersigned hereby irrevocably instructs the Warrant Agent (A) to deliver this Note to the Trustee pursuant to the provisions of the Indenture with instructions to issue in the name of the registered Holder a Note in principal amount equal to the principal amount of the Note evidenced by this Unit; (B) to issue in the name of the undersigned registered Holder a Warrant Certificate representing the number of Warrants equal to the difference between
(x) the number of Warrants represented by this Unit and (y) the Warrants exercised hereby on behalf of the undersigned registered Holder; and (C) as custodian of the Warrants on behalf of such registered Holder, to cause such Warrants to be exercised on behalf of the undersigned Holder as provided in the Warrant Agreement.

Dated:

Name of Holder of this Note:
                            ------------------------------------
                           Address:
                                    ----------------------------
                           Signature:
                                      --------------------------

[Note: the above signature must correspond with the name as written upon the face of this Unit in every particular, without alteration or enlargement whatever.]

                                   ASSIGNMENT




                          I or we assign this Unit to:


                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------

             (Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee:

                       -----------------------------------

               and irrevocably appoint                     agent
                                      ---------------------
                    to transfer this Unit on the books of the
                Company. The agent may substitute another to act
                                    for him.



                                Dated:
                                       --------------------


               Signature:
                         --------------------------------------------

          (Sign exactly as name appears on the other side of this Unit)

                                    EXCHANGE




               I or we assign the Note evidenced by this Unit to:

                        TransAmerican Energy Corporation
                       1300 North Sam Houston Parkway East
                                    Suite 320
                              Houston, Texas 77032



                 I.R.S. Employer Identification No.: 76-0229632




and irrevocably appoint ______________________ agent to transfer the Note evidenced by this Unit on the books of the Company. The agent may substitute another to act for him.



                             Dated:
                                    -----------------------

          Signature:
                    -----------------------------------------------------

          (Sign exactly as name appears on the other side of this Unit)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have the Note evidenced by this Unit purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box below:

                      [ ] Section 4.14              [ ]  Article XI

                  If you want to elect to have only part of the Note evidenced by this Unit purchased by the Company pursuant to Section 4.14 or Article XI of the Indenture, as the case may be, state the amount you want to be purchased:

                  $
                   ------------



Dated:
      --------------------


Signature:
          ------------------------------------
             (Sign exactly as your name appears
             on the other side of this Unit)


Your Social Security or Tax Identification Number:
                                                   ------------------


Signature Guarantee***:
                       ---------------------------------------------










-----------------
***NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

         (1)      The Securities Transfer Agent Medallion Program (STAMP)
         (2)      The New York Stock Exchange Medallion Program (MSP)
         (3)      The Stock Exchange Medallion Program (SEMP)

                                                                       EXHIBIT C


            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                              OF TRANSFER OF NOTES

Re: [Series A] [Series B] 16% Senior Subordinated Notes due 2003 (the "Notes") of TransAmerican Refining Corporation

             This Certificate relates to $                principal amount of
Notes held in [ ] book-entry or [ ] definitive form by
                                                       ------------------------
(the "Transferor").

The Transferor, by written order, has requested the Trustee:

[ ] to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or
[ ] to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:
[ ] is being acquired for the Transferor's own account, without transfer;
[ ] is being transferred pursuant to an effective registration statement;
[ ] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;
[ ] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**
[ ]          is being transferred pursuant to Rule 144 under the Securities
             Act;** or
[ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
             _______________________________ ). "


                         ---------------------------------
                           [INSERT NAME OF TRANSFEROR]

                           By:
                              ------------------------


Date:
     ---------------------





------------------------------------
*         Check applicable box.
** If the box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.


                                      C-1